Filed Pursuant to Rule 424(b)(5)
Registration No. 333-225628

This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933. The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus do not constitute an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 27, 2019

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 14, 2018)

Depositary Shares
Each Representing a 1/1,000th Interest in a Share of
% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock
(Liquidation Preference Equivalent to $25.00 Per Depositary Share)
__________________

AGNC Investment Corp. is offering depositary shares, each representing a 1/1,000th interest in a share of   % Series D Fixed-to-Floating Cumulative Redeemable Preferred Stock, $0.01 par value, with a liquidation preference of $25,000 per share (equivalent to a $25.00 liquidation preference per depositary share) (the “Series D Preferred Stock”). Each depositary share, evidenced by a depositary receipt, entitles the holder, through the depositary, to a proportional fractional interest in all rights and preferences of the Series D Preferred Stock (including dividend, voting, redemption and liquidation rights). Shares of Series D Preferred Stock underlying the depositary shares will be deposited with Computershare Inc. and Computershare Trust Company, N.A., jointly as depositary.

We will pay quarterly cumulative dividends on the Series D Preferred Stock, in arrears, when and as declared, on the 15th day of each January, April, July and October, beginning on April 15, 2019 (provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date (as defined herein) may be paid on the next succeeding business day) (i) from, and including, the date of original issuance to, but excluding, April 15, 2024, at a fixed rate equal to % of the $25,000 liquidation preference per share of the Series D Preferred Stock per annum (equivalent to $ per annum per share of Series D Preferred Stock or $ per annum per depositary share) and (ii) from and including April 15, 2024, at a floating rate equal to three-month LIBOR plus a spread of % per annum of the $25,000 liquidation preference per share of the Series D Preferred Stock per annum.

Generally, the Series D Preferred Stock will not be redeemable before April 15, 2024, except under circumstances intended to preserve our qualification as a real estate investment trust, or REIT, for federal income tax purposes and except as described below upon the occurrence of a Change of Control (as defined herein). On or after April 15, 2024, we may, at our option, redeem any or all of the shares of the Series D Preferred Stock at $25,000 per share (equivalent to $25.00 per depositary share) plus any accumulated and unpaid dividends to, but not including, the redemption date. In addition, upon the occurrence of a Change of Control, we may, at our option, redeem any or all of the shares of Series D Preferred Stock within 120 days after the first date on which such Change of Control occurred at $25,000 per share ($25.00 per depositary share) plus any accumulated and unpaid dividends to, but not including, the redemption date. If we redeem the Series D Preferred Stock, the depositary will redeem a proportionate number of depositary shares. The Series D Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless repurchased or redeemed by us or converted into our common stock in connection with a Change of Control by the holders of Series D Preferred Stock.

Upon the occurrence of a Change of Control, each holder of Series D Preferred Stock will have the right (subject to our election to redeem the Series D Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined herein)) to convert some or all of the Series D Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series D Preferred Stock equal to the lesser of:

•
the quotient obtained by dividing (i) the sum of the $25,000 liquidation preference per share of the Series D Preferred Stock (equivalent to $25.00 per depositary share) plus the amount of any accumulated and unpaid dividends thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date (as defined herein) and prior to the corresponding dividend payment date for the Series D Preferred Stock, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Stock Price (as defined herein); and

•	(equivalent to per depositary share) (the “Share Cap”), subject to certain adjustments as explained herein;

in each case, on the terms and subject to the conditions described in this prospectus supplement, including provisions for the receipt, under specified circumstances, of alternative consideration as described in this prospectus supplement. Because each depositary share represents a 1/1,000th interest in a share of Series D Preferred Stock, the number of shares of common stock ultimately received for each depositary share will be equal to the number of shares of common stock received upon conversion of each share of Series D Preferred Stock divided by 1,000. In the event that the conversion would result in the issuance of fractional shares of common stock, we will pay the holder of depositary shares cash in lieu of such fractional shares.

No current market exists for the depositary shares or the Series D Preferred Stock. We have applied to list the depositary shares on the Nasdaq Global Select Market under the symbol “AGNCM.” If approved, trading of the depositary shares on the Nasdaq Global Select Market is expected to commence within 30 days after the date of initial delivery of the depositary shares. Our common stock is traded on the Nasdaq Global Select Market under the symbol “AGNC.”

There are restrictions on ownership of the Series D Preferred Stock intended to preserve our qualification as a REIT. Please see the sections entitled “Description of the Series D Preferred Stock-Restrictions on Ownership and Transfer” in this prospectus supplement and “Description of Equity Securities-Restrictions on Ownership and Transfer of Our Capital Stock” in the accompanying prospectus. In addition, except under limited circumstances as described in this prospectus supplement, holders of the depositary shares and the Series D Preferred Stock generally do not have any voting rights.

Investing in the depositary shares and the Series D Preferred Stock involves a number of risks. See the “Risk Factors” section beginning on page S-7, where specific risks associated with the depositary shares and the Series D Preferred Stock are described, along with the other information in this prospectus supplement and the accompanying prospectus before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
 _________________

	Per Depositary Share	Total(1)
Public offering price	$	$
Underwriting discount	$	$
Proceeds to us (before expenses)	$	$
__________
(1) Assumes no exercise of the underwriters’ option to purchase additional depositary shares.

We have granted the underwriters an option to purchase up to additional depositary shares within 30 days from the date of this prospectus supplement at the public offering price per depositary share.

The underwriters are offering the depositary shares subject to certain conditions. The underwriters expect that the depositary shares will be ready for delivery in book-entry form only through The Depository Trust Company on or about March , 2019.

_________________
Joint Book-Running Managers

Morgan Stanley	BofA Merrill Lynch	J.P. Morgan	RBC Capital Markets	UBS Investment Bank	Keefe, Bruyette & Woods
A Stifel Company
_________________

Co-Manager

Citigroup
_________________

February , 2019

TABLE OF CONTENTS

 Prospectus Supplement

Prospectus

S- i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part, the base prospectus, gives more general information and disclosure. When we refer to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.

If there is any inconsistency between information in or incorporated by reference into the base prospectus and information in or incorporated by reference into this prospectus supplement, you should rely only on the information contained in or incorporated by reference into this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the depositary shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading, “Where You Can Find More Information” before investing in the depositary shares.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters are making an offer of these securities in any jurisdiction where the offer or sale thereof is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated into each by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

S- ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. These forward looking statements include information about possible or assumed future results of our business and our financial condition, liquidity, results of operations, plans and objectives. They also include, among other things, statements concerning anticipated revenues, income or loss, capital expenditures, dividends, capital structure, or other financial terms, as well as statements regarding subjects that are forward looking by their nature, such as:

•	changes in the market value of our assets;
•	changes in net interest rate spreads;
•	changes in prepayment rates of the mortgage loans underlying our securities;
•	the occurrence, extent and timing of credit losses within our portfolio;
•	the state of the credit markets and other general economic conditions, including home prices, particularly as they affect the price of earning assets and the credit status of borrowers;
•	risks associated with our hedging activities and the effectiveness of our risk mitigation strategies;
•	availability and terms of financing arrangements;
•	changes in our business or investment strategy;
•
legislative and regulatory changes (including changes to laws governing the taxation of REITs or applicable exemptions from the Investment Company Act of 1940, as amended (the “Investment Company Act”);

•	the use of the net proceeds from this offering;
•	our ability to maintain our qualification as a REIT (including income and asset requirements for federal income tax purposes) and the limitations imposed on our business by our status as a REIT; and
•	our ability to remain exempt from registration under the Investment Company Act.

The forward looking statements are based on our beliefs, assumptions, and expectations of our future performance, taking into account the information currently available to us. These beliefs, assumptions, and expectations may change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in our forward looking statements. You should carefully consider these risks when you make a decision concerning an investment in the depositary shares, along with the following factors, among others, that may cause actual results to vary from our forward looking statements:

•	general volatility of the securities markets in which we invest and the market price of our common stock;
•	changes in prepayment rates, interest rate spreads or the yield curve;
•	availability, terms and deployment of debt and equity capital;
•	retention of key employees and availability of qualified personnel;
•	the degree and nature of our competition;
•	changes in governmental regulations, tax rates and similar matters;
•
changes in the practices and procedures of the Federal National Mortgage Association (“Fannie Mae”), the Federal Home Loan Mortgage Corporation (“Freddie Mac”) and the Government National Mortgage Association (“Ginnie Mae”) (collectively referred to as “GSEs”);

•	defaults on our investments;
•	legislative and regulatory changes (including changes to laws governing the taxation of REITs, or applicable exemptions from the Investment Company Act);
•	availability of investment opportunities in residential real estate securities;
•	general volatility in capital markets;
•	the timing of cash flows, if any, from our investment portfolio;
•
other risks associated with investing in residential real estate securities, including changes in our industry, any changes in laws and regulations affecting the relationship between Fannie Mae and Freddie Mac and the federal government, interest rates, the debt securities markets, the general economy or the finance and real estate markets specifically; and

S- iii

•	the factors incorporated by reference into this prospectus supplement, the accompanying prospectus and the other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2018.

When we use words such as “will likely result,” “plan,” “may,” “shall,” “believe,” “expect,” “anticipate,” “project,” “intend,” “estimate,” “goal,” “objective,” or similar expressions, we intend to identify forward looking statements. You should not place undue reliance on these forward looking statements, which apply only as of the date of this prospectus supplement. We do not intend to and we disclaim any duty or obligation to update or revise any industry information or forward looking statement set forth in this prospectus supplement to reflect new information, future events, or otherwise, except as required under U.S. federal securities laws.

S- iv

SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It may not contain all of the information that is important to you. Before making a decision to invest in the depositary shares, you should carefully read this entire prospectus supplement and the accompanying prospectus, including the risks set forth under the caption “Risk Factors” in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement, and the information set forth under the caption “Where You Can Find More Information” on page S-36.

Except where the context suggests otherwise, all references to “we,” “our” and “us” in this prospectus supplement refer to AGNC Investment Corp. and its subsidiaries. Unless indicated otherwise, the information in this prospectus supplement assumes that the underwriters’ option to purchase additional depositary shares is not exercised.

Our Company

We earn income primarily from investing in Agency residential mortgage-backed securities on a leveraged basis. These Agency investments consist of residential mortgage pass-through securities and collateralized mortgage obligations for which the principal and interest payments are guaranteed by a GSE. We may also invest in other types of mortgage and mortgage-related residential and commercial mortgage-backed securities where repayment of principal and interest is not guaranteed by a GSE or in other investments in, or related to, the housing mortgage or real estate markets.

We operate to qualify to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). As a REIT, we are required to distribute annually 90% of our taxable income. So long as we continue to qualify as a REIT, we will generally not be subject to U.S. Federal or state corporate taxes on our taxable income to the extent that we distribute all our annual taxable income to our stockholders on a timely basis. It is our intention to distribute 100% of our taxable income within the time limits prescribed by the Internal Revenue Code, which may extend into the subsequent taxable year.

Our principal objective is to provide our stockholders with attractive risk-adjusted returns through a combination of monthly dividends and tangible net book value accretion. We generate income from the interest earned on our investments, net of associated borrowing and hedging costs, and net realized gains and losses on our investment and hedging activities. We fund our investments primarily through borrowings structured as repurchase agreements.

Our Corporate Information

We are a Delaware corporation formed on January 7, 2008. We commenced operations on May 20, 2008 following the completion of our initial public offering. Our principal place of business is located at 2 Bethesda Metro Center, 12th Floor, Bethesda, Maryland 20814, and our telephone number is (301) 968-9300. We maintain a website that can be accessed at http://www.AGNC.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement or any other report or document we file with or furnish to the Securities and Exchange Commission, or the SEC.

THE OFFERING

This summary of the offering provides a brief overview of the key aspects of the depositary shares and the Series D Preferred Stock. You should read carefully this prospectus supplement and the accompanying prospectus to understand fully the terms of the depositary shares and the Series D Preferred Stock, as well as the tax and other considerations that are important to you in making a decision about whether to invest in the depositary shares. You should pay special attention to the “Risk Factors” section beginning on page S-7 of this prospectus supplement to determine whether an investment in the depositary shares is appropriate for you.

Issuer	AGNC Investment Corp.

Securities Offered
We are offering depositary shares, each representing a 1/1,000th fractional interest in a share of Series D Preferred Stock ($ aggregate liquidation preference), with each share of Series D Preferred Stock having a par value of $0.01 and a liquidation preference of $25,000 (equivalent to $25.00 liquidation preference per depositary share), plus up to additional depositary shares. As a holder of depositary shares, you will be entitled, through the depositary, to all proportional rights, preferences and privileges of the Series D Preferred Stock represented thereby, including dividend, voting, redemption and liquidation rights and preferences.

We may elect from time to time to issue additional depositary shares representing interests in additional shares of the Series D Preferred Stock without notice to, or consent from, the existing holders of depositary shares, and all such additional depositary shares would be deemed to form a single series with the depositary shares offered by this prospectus supplement and the accompanying prospectus.
.

Use of Proceeds
We estimate that the net proceeds to us from this offering of depositary shares will be approximately $ , or $ if the underwriters’ option to purchase additional depositary shares is exercised in full, after deducting the underwriting discounts and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to finance the acquisition of agency securities, non-agency securities (including credit risk transfer securities), other real estate- related assets and hedging instruments, other investments in, or related to the housing, mortgage or real estate markets, and for other general corporate purposes. Pending this utilization, we may temporarily invest the net proceeds in readily marketable, short-term, interest-bearing investments, including money market accounts, which are consistent with maintaining our qualification as a REIT. Such temporary investments would be expected to provide a lower net return than we hope to achieve from our targeted investments in Agency securities, non-Agency securities, and other mortgage-related assets. See “Use of Proceeds.”

Dividends
Holders of the Series D Preferred Stock underlying the depositary shares will be entitled to receive cumulative cash dividends at a rate of % per annum of the $25,000 per share liquidation preference (equivalent to $ per annum per share of Series D Preferred Stock or $ per annum per depositary share).

Dividends will be payable quarterly in arrears on the 15th day of each January, April, July and October, provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day. Dividends payable for any dividend period during the Fixed Rate Period will be calculated on the basis of a 360-day year consisting of twelve 30-day months, and dividends payable for any dividend period during the Floating Rate Period will be calculated on the basis of a 360-day year and the number of days actually elapsed. Dividends will accumulate and be cumulative from, and including, the date of original issuance, which is expected to be March , 2019. The first dividend, payable on April 15, 2019 in the amount of $ per share of Series D Preferred Stock (or $ per depositary share), will be paid to the persons who are the holders of record of the Series D Preferred Stock at the close of business on the corresponding dividend record date, which will be April 1, 2019.

Optional Redemption
The Series D Preferred Stock underlying the depositary shares is perpetual and has no maturity date. Generally, the Series D Preferred Stock underlying the depositary shares is not redeemable by us prior to April 15, 2024, except under circumstances intended to preserve our qualification as a REIT for federal income tax purposes and except as described below under “-Special Optional Redemption.” On and after April 15, 2024, we may, at our option, redeem the Series D Preferred Stock underlying the depositary shares, in whole or in part, at any time or from time to time, for cash at a redemption price equal to $25,000 per share of Series D Preferred Stock (or $25.00 per depositary share), plus any accumulated and unpaid dividends to, but not including, the date fixed for redemption. See “Description of the Series D Preferred Stock—Redemption—Optional Redemption.” If we redeem the Series D Preferred Stock, the depositary will redeem a proportionate number of depositary shares. Neither the holders of the Series D Preferred Stock nor the holders of the depositary shares will have the right to require redemption.

Special Optional Redemption
Upon the occurrence of a Change of Control, we may, at our option, redeem the Series D Preferred Stock underlying the depositary shares, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25,000 per share of Series D Preferred Stock (or $25.00 per depositary share), plus any accumulated and unpaid dividends to, but not including, the date fixed for redemption. If we redeem the Series D Preferred Stock, the depositary will redeem a proportionate number of depositary shares. If, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series D Preferred Stock (whether pursuant to our optional redemption right described above or this special optional redemption right), the holders of depositary shares representing interests in the Series D Preferred Stock will not have any right to direct the depositary to convert the Series D Preferred Stock as described below under “-Conversion Rights” with respect to the shares of Series D Preferred Stock called for redemption. Please see the section entitled “Description of the Series D Preferred Stock-Redemption-Special Optional Redemption” in this prospectus supplement.

A “Change of Control” is deemed to occur when, after the original issuance of the Series D Preferred Stock, the following have occurred and are continuing:

• the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

• following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE American LLC (the “NYSE American”) or the Nasdaq Global Select Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or the Nasdaq Global Select Market.

Conversion Rights
Upon the occurrence of a Change of Control, each holder of depositary shares representing interests in the Series D Preferred Stock will have the right, subject to our election to redeem the Series D Preferred Stock in whole or in part prior to the Change of Control Conversion Date, to direct the depositary, on such holder’s behalf, to convert some or all of the Series D Preferred Stock underlying the depositary shares held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per depositary share equal to the lesser of:

• the quotient obtained by dividing (i) the sum of the $25,000 liquidation preference per share of Series D Preferred Stock (equivalent to $25.00 per depositary share) plus the amount of any accumulated and unpaid dividends thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series D Preferred Stock, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Stock Price (as defined herein); and

• (the “Share Cap”) (equivalent to per depositary share), subject to adjustments to the Share Cap for any splits, subdivisions or combinations of our common stock;

in each case, on the terms and subject to the conditions described in this prospectus supplement, including provisions for the receipt, under specified circumstances, of alternative consideration as described in this prospectus supplement. Because each depositary share represents a 1/1,000th interest in a share of Series D Preferred Stock, the number of shares of common stock ultimately received for each depositary share will be equal to the number of shares of common stock received upon conversion of each share of Series D Preferred Stock divided by 1,000. In the event that the conversion would result in the issuance of fractional shares of common stock, we will pay the holder of depositary shares cash in lieu of such fractional shares.

For definitions of “Change of Control Conversion Right,” “Change of Control Conversion Date” and “Common Stock Price” and a description of certain adjustments and provisions for the receipt of alternative consideration that may be applicable to the conversion of Series D Preferred Stock in the event of a Change of Control, and for other important information, please see the section entitled “Description of the Series D Preferred Stock—Conversion Rights.”

Liquidation Preference
If we liquidate, dissolve or wind up, holders of the Series D Preferred Stock underlying the depositary shares will have the right to receive $25,000 per share (equivalent to $25.00 per depositary share), plus any accumulated and unpaid dividends to, but not including, the date of payment, before any payment is made to the holders of our common stock. Please see the section entitled “Description of the Series D Preferred Stock—Liquidation Preference.”

Voting Rights
Holders of depositary shares representing interests in the Series D Preferred Stock will generally have no voting rights. However, if we do not pay dividends on the Series D Preferred Stock for six or more quarterly Dividend Periods (as defined herein) (whether or not consecutive), the holders of depositary shares representing interests in the Series D Preferred Stock (voting separately as a class with the holders of depositary shares representing interests in the 7.750% Series B Cumulative Redeemable Preferred Stock (“Series B Preferred Stock”), holders of depositary shares representing interests in the 7.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”) and the holders of all other classes or series of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series D Preferred Stock in the election referred to below) will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay, or declare and set aside funds for the payment of, all dividends that we owe on the Series D Preferred Stock, subject to certain limitations described in the section entitled “Description of the Series D Preferred Stock-Voting Rights.” In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series D Preferred Stock is required for us to authorize or issue any class or series of stock ranking senior to the Series D Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up, to amend any provision of our amended and restated certificate of incorporation so as to materially and adversely affect any rights of the Series D Preferred Stock or to take certain other actions. Please see the section entitled “Description of the Series D Preferred Stock-Voting Rights.” Holders of depositary shares must act through the depositary to exercise any voting rights. Please see the section entitled “Description of the Depositary Shares—Voting the Series D Preferred Stock.”

Ranking
The Series D Preferred Stock underlying the depositary shares will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, (1) senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3); (2) on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series D Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, including our currently outstanding Series B Preferred Stock and Series C Preferred Stock; (3) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series D Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and (4) effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness of our existing subsidiaries and any future subsidiaries. Please see the section entitled “Description of the Series D Preferred Stock-Ranking.”

At December 31, 2018, we had approximately $99.3 billion of indebtedness and other liabilities ranking senior to the Series D Preferred Stock and, indirectly, the depositary shares, the majority of which consisted of borrowings under our master repurchase agreements. In addition, our Series B Preferred Stock with a total liquidation value of $175.0 million and our Series C Preferred Stock with a total liquidation value of $325.0 million rank on a parity with the Series D Preferred Stock. Certain of our existing or future debt instruments may restrict the authorization, payment or setting apart of dividends on the Series D Preferred Stock.

Preemptive Rights
No holders of the depositary shares representing interests in the Series D Preferred Stock will, as holders of fractional interests in the Series D Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any other security.

Listing
We have applied to list the depositary shares on the Nasdaq Global Select Market under the symbol “AGNCM.” If approved, trading of the depositary shares on the Nasdaq Global Select Market is expected to commence within 30 days after the date of initial delivery of the depositary shares. While the underwriters have advised us that they intend to make a market in the depositary shares prior to commencement of any trading on the Nasdaq Global Select Market, they are under no obligation to do so and no assurance can be given that a market for the depositary shares will develop prior to commencement of trading or, if developed, will be maintained. The Series D Preferred Stock underlying the depositary shares will not be listed, and we do not expect any trading market will develop for the Series D Preferred Stock except as represented by the depositary shares.

Depositary, Transfer Agent, and Registrar	Computershare Inc. and Computershare Trust Company, N.A., acting jointly, will serve as depositary. Computershare Trust Company, N.A. will serve as transfer agent and registrar.

Book-Entry and Form
The Series D Preferred Stock will be represented by one or more global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company.

U.S. Federal Income Tax Considerations
For a general discussion of the material U.S. federal income tax considerations relating to owning and disposing of the depositary shares, please see the section entitled “Supplement to U.S. Federal Income Tax Considerations” in this prospectus supplement. For a general discussion of the U.S. federal income tax consequences of owning and disposing of any common stock received upon conversion of the Series D Preferred Stock, see “U.S. Federal Income Tax Considerations” in the accompanying prospectus.

Risk Factors
Investing in the depositary shares and the Series D Preferred Stock involves risks that are described under the caption “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated by reference herein.

RISK FACTORS

In evaluating an investment in the depositary shares and the Series D Preferred Stock, you should consider carefully the following risk factors and the risk factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, which are incorporated by reference in this prospectus supplement and in the accompanying prospectus, in addition to the other risks and uncertainties described in this prospectus supplement, any other documents incorporated by reference herein and, if applicable, in any free writing prospectus we may provide you in connection with this offering.

Risks Relating to this Offering

You are making an investment decision about the depositary shares as well as the Series D Preferred Stock.

As described in this prospectus supplement, we are issuing fractional interests in shares of our Series D Preferred Stock. Those fractional interests take the form of depositary shares. The depositary will rely solely on the dividend payments on the Series D Preferred Stock it receives from us to fund all dividend payments and other distributions on the depositary shares.

The Series D Preferred Stock and, indirectly, the depositary shares rank junior to all of our indebtedness and other liabilities and are effectively junior to all indebtedness and other liabilities of our subsidiaries.

In the event of our bankruptcy, liquidation, dissolution or winding-up of our affairs, our assets will be available to pay obligations on the Series D Preferred Stock only after all of our indebtedness and other liabilities have been paid. The rights of holders of the Series D Preferred Stock and, indirectly, the depositary shares, which represent proportional fractional interests in the shares of the Series D Preferred Stock, to participate in the distribution of our assets will rank junior to the prior claims of our current and future creditors and any future series or class of preferred stock we may issue that ranks senior to the Series D Preferred Stock. In addition, the Series D Preferred Stock and, indirectly, the depositary shares, effectively rank junior to all existing and future indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries and any future subsidiaries. Our subsidiaries are separate legal entities and have no legal obligation to pay any amounts to us in respect of dividends due on the Series D Preferred Stock. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Series D Preferred Stock then outstanding and any parity securities that we have issued, including the Series B Preferred Stock and the Series C Preferred Stock, or may issue in the future, in which case, holders of the Series D Preferred Stock and, indirectly, the depositary shares will share ratably with holders of such parity securities. We and our subsidiaries have incurred and may in the future incur substantial amounts of debt and other obligations that will rank senior to the Series D Preferred Stock and, indirectly, the depositary shares. At December 31, 2018, we had approximately $99.3 billion of indebtedness and other liabilities ranking senior to the Series D Preferred Stock and, indirectly, the depositary shares, the majority of which consisted of borrowings under our master repurchase agreements. In addition, our Series B Preferred Stock with a total liquidation value of $175.0 million and our Series C Preferred Stock with a total liquidation value of $325.0 million rank on a parity with the Series D Preferred Stock. Certain of our existing or future debt instruments may restrict the authorization, payment or setting apart of dividends on the Series D Preferred Stock.

Future offerings of debt or senior equity securities may adversely affect the market price of the depositary shares and the underlying Series D Preferred Stock. If we decide to issue debt or senior equity securities in the future, it is possible that these securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility.

Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the depositary shares and the underlying Series D Preferred Stock and may result in dilution to owners of the depositary shares and the underlying Series D Preferred Stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of the depositary shares and the underlying Series D Preferred Stock will bear the risk of our future offerings reducing the market price of the depositary shares and the underlying Series D Preferred Stock and diluting the value of their holdings in us.

We may issue additional shares of Series D Preferred Stock and additional series of preferred stock that rank on a parity with the Series D Preferred Stock as to dividend rights, rights upon liquidation or voting rights.

We currently have 7.0 million depositary shares representing a 1/1000th interest in a share of Series B Preferred Stock outstanding and 13.0 million depositary shares representing a 1/1000th interest in a share of Series C Preferred Stock outstanding that will rank on a parity with the Series D Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

We are allowed to issue additional shares of Series D Preferred Stock and additional series of preferred stock that would rank on a parity with the Series D Preferred Stock as to dividend payments and rights upon our liquidation, dissolution or winding up of our affairs pursuant to our amended and restated certificate of incorporation and the certificate of designations for the Series D Preferred Stock without any vote of the holders of the Series D Preferred Stock. The issuance of additional shares of Series D Preferred Stock and additional series of parity preferred stock could have the effect of reducing the amounts available to the Series D Preferred Stock issued in this offering upon our liquidation or dissolution or the winding up of our affairs. It also may reduce dividend payments on the Series D Preferred Stock issued in this offering if we do not have sufficient funds to pay dividends on all Series D Preferred Stock outstanding and other classes of stock with equal priority with respect to dividends, including the Series B Preferred Stock and the Series C Preferred Stock.

In addition, although holders of Series D Preferred Stock are entitled to limited voting rights, as described in “Description of the Series D Preferred Stock-Voting Rights,” with respect to such matters, the Series D Preferred Stock will vote separately as a class along with all other series of our preferred stock that we may issue upon which like voting rights have been conferred and are exercisable, including the Series B Preferred Stock and the Series C Preferred Stock. As a result, the voting rights of holders of Series D Preferred Stock may be significantly diluted, and the holders of such other series of preferred stock that we have issued or may issue may be able to control or significantly influence the outcome of any vote.

Future issuances and sales of parity preferred stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series D Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and our common stock to decline, and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

We may not be able to pay dividends on the Series D Preferred Stock underlying the depositary shares.

Under Delaware law, cash dividends on capital stock may only be paid from “surplus” or, if there is no “surplus,” from the corporation’s net profits for the then-current or the preceding fiscal year. Unless we operate profitably, our ability to pay cash dividends on the Series D Preferred Stock would require the availability of adequate “surplus,” which is defined as the excess, if any, of our net assets (total assets less total liabilities) over our capital. Further, even if adequate surplus is available to pay cash dividends on the Series D Preferred Stock underlying the depositary shares, we may not have sufficient cash to pay dividends on the Series D Preferred Stock underlying the depositary shares. Our ability to pay dividends may be impaired if any of the risks described in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and in the accompanying prospectus, were to occur. In addition, payment of our dividends depends upon our earnings, our financial condition, maintenance of our REIT qualification and other factors as our board of directors may deem relevant from time to time. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to make distributions on our common stock and preferred stock, including the Series D Preferred Stock underlying the depositary shares offered by this prospectus supplement, to pay our indebtedness or to fund our other liquidity needs. If we are unable to pay dividends on the Series D Preferred Stock, dividends will not be paid on the depositary shares.

The historical levels of three-month LIBOR are not an indication of the future levels of three-month LIBOR.

From and after April 15, 2024, the dividend rate for the Series D Preferred Stock will be determined based on three-month LIBOR. In the past, the level of three-month LIBOR has experienced significant fluctuations. Historical levels, fluctuations and trends of three-month LIBOR are not necessarily indicative of future levels. Any historical upward or downward trend in three-month LIBOR is not an indication that three-month LIBOR is more or less likely to increase or decrease at any time during the floating rate period, and you should not take the historical levels of three-month LIBOR as an indication of its future performance.

Although the actual three-month LIBOR on a dividend payment date or at other times during a Dividend Period (as defined herein) may be higher than the three-month LIBOR on the applicable Dividend Determination Date (as defined herein), you will not benefit from the three-month LIBOR at any time other than on the Dividend Determination Date for such Dividend Period. As a result, changes in the three-month LIBOR on and after April 15, 2024 may not result in a comparable change in the market value of the Series D Preferred Stock.

Changes in banks’ inter-bank lending rate reporting practices or the method pursuant to which LIBOR is determined may adversely affect the value of the Series D Preferred Stock.
LIBOR and other indices which are deemed “benchmarks” are the subject of recent national, international, and other regulatory guidance and proposals for reform. Some of these reforms are already effective while others are still to be implemented. These reforms may cause such benchmarks to perform differently than in the past, or have other consequences which cannot be predicted. In particular, regulators and law enforcement agencies in the U.K. and elsewhere are conducting criminal and civil investigations into whether the banks that contribute information to the British Bankers’ Association (the “BBA”) in connection with the daily calculation of LIBOR may have been under-reporting or otherwise manipulating or attempting to manipulate LIBOR. A number of BBA member banks have entered into settlements with their regulators and law enforcement agencies with respect to this alleged manipulation of LIBOR. Actions by the regulators or law enforcement agencies, as well as ICE Benchmark Administration (the current administrator of LIBOR), may result in changes to the manner in which LIBOR is determined or the establishment of alternative reference rates. For example, on July 27, 2017, the U.K. Financial Conduct Authority announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021.
At this time, it is not possible to predict the effect of any such changes, any establishment of alternative reference rates or any other reforms to LIBOR that may be implemented in the U.K. or elsewhere. Uncertainty as to the nature of such potential changes, alternative reference rates or other reforms may adversely affect the trading market for securities on which the interest or dividend is determined by reference to LIBOR, such as the Series D Preferred Stock. To the extent the Three-Month LIBOR Rate (as defined below) is discontinued or is no longer quoted, the applicable base rate used to calculate dividend payments on the Series D Preferred Stock during the Floating Rate Period (as defined below) will be determined using the alternative methods described in “Description of the Series D Preferred Stock-Dividends.” Any of these alternative methods may result in dividend payments that are lower than or that do not otherwise correlate over time with the dividend payments that would have been made on the Series D Preferred Stock during the Floating Rate Period if the Three-Month LIBOR Rate was available in its current form. For example, one alternative method sets the dividend rate for a Dividend Period during the Floating Rate Period at the same rate as the then current Dividend Period or, in the case of the first Dividend Period in Floating Rate Period, the most recent dividend rate that would have been determined based on the last available Reuters Page LIBOR01 had the Floating Rate Period been applicable prior to the first Dividend Period in the Floating Rate Period. More generally, any of the above changes or any other consequential changes to LIBOR or any other “benchmark” as a result of international, national or other proposals for reform or other initiatives or investigations, or any further uncertainty in relation to the timing and manner of implementation of such changes, could have a material adverse effect on the value of and return on any securities based on or linked to a “benchmark,” such as the Series D Preferred Stock. Please see the section entitled “Description of the Series D Preferred Stock.” Please see the section entitled “Description of the Series D Preferred Stock—Dividends” for additional alternative calculation methods.

You may not be able to exercise conversion rights upon a Change of Control. If exercisable, the Change of Control Conversion Rights described in this prospectus supplement may not adequately compensate a holder of depositary shares representing interests in the Series D Preferred Stock. These Change of Control Conversion Rights may also make it more difficult for a party to acquire us or discourage a party from acquiring us.

Upon the occurrence of a Change of Control, each holder of depositary shares representing interests in the Series D Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series D Preferred Stock held by such holder as described under “Description of the Series D Preferred Stock-Redemption-Optional Redemption” or “-Special Optional Redemption,” in which case such holder will have the right only with respect to shares of Series D Preferred Stock that are not called for redemption) to direct the depositary to convert some or all of such holder’s Series D Preferred Stock underlying their depositary shares into shares of common stock (or, under specified circumstances, certain alternative consideration). Notwithstanding that we generally may not redeem the Series D Preferred Stock prior to April 15, 2024, we have a special optional redemption right to redeem the Series D Preferred Stock in the event of a Change of Control, and holders of the Series D Preferred Stock will not have the right to convert any shares that we have elected to redeem prior to the Change of Control Conversion Date. Please see the sections entitled “Description of the Series D Preferred Stock-Redemption-Special Optional Redemption” and “Description of the Series D Preferred Stock-Conversion Rights.”

If we do not elect to redeem the Series D Preferred Stock prior to the Change of Control Conversion Date, then upon an exercise of the conversion rights provided for in this prospectus supplement, the holders of depositary shares representing interests in the Series D Preferred Stock will be limited to a maximum number of shares of our common stock (or, if applicable, the Alternative Conversion Consideration (as defined herein)) equal to the Share Cap multiplied by the number of depositary shares converted. If the Common Stock Price is less than $ (which is % of the per share closing sale price of our common stock reported on the Nasdaq Global Select Market on February , 2019), subject to adjustment in certain circumstances, the holders of depositary shares representing interests in the Series D Preferred Stock will receive a maximum of  shares of our common stock per depositary share, which may result in a holder receiving shares of common stock (or Alternative Conversion Consideration, as applicable) with a value that is less than the liquidation preference of the depositary shares plus any accumulated and unpaid dividends.

In addition, the Change of Control conversion feature of the Series D Preferred Stock may have the effect of discouraging a third party from making an acquisition proposal for us or of delaying, deferring or preventing certain of our change of control transactions under circumstances that otherwise could provide the holders of our common stock and Series D Preferred Stock with the opportunity to realize a premium over the then-current market price of such stock or that stockholders may otherwise believe is in their best interests.

The market price of the depositary shares could be substantially affected by various factors.

The market price of the depositary shares will depend on many factors, which may change from time to time, including:

•	prevailing interest rates, increases in which may have an adverse effect on the market price of the depositary shares;

•	trading prices of our Series B Preferred Stock, Series C Preferred Stock and of common and preferred equity securities issued by REITs and other real estate companies;

•	the annual yield from distributions on the Series D Preferred Stock and the depositary shares as compared to yields on other financial instruments;

•	general economic and financial market conditions;

•	government action or regulation;

•	the financial condition, performance and prospects of us and our competitors;

•	changes in financial estimates or recommendations by securities analysts with respect to us, our competitors or our industry;

•	our issuance of additional preferred equity or debt securities; and

•	actual or anticipated variations in quarterly operating results of us and our competitors.

As a result of these and other factors, investors who purchase the depositary shares in this offering may experience a decrease, which could be substantial and rapid, in the market price of the depositary shares, including decreases unrelated to our operating performance or prospects.

Our amended and restated certificate of incorporation and the certificate of designations establishing the terms of the Series D Preferred Stock will contain restrictions upon ownership and transfer of the Series D Preferred Stock, which may impair the ability of holders of depositary shares to effect the conversion of the Series D Preferred Stock into our common stock.

Our amended and restated certificate of incorporation and the certificate of designations establishing the terms of the Series D Preferred Stock will contain restrictions on ownership and transfer of the Series D Preferred Stock intended to assist us in maintaining our qualification as a REIT for federal income tax purposes. For example, our amended and restated certificate of incorporation provides that no person may beneficially or constructively own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of either our common stock or our capital stock, subject to certain exceptions. See “Description of Series D Preferred Stock--Restrictions on Ownership and Transfers of Stock” in this prospectus supplement. Notwithstanding any other provision of the Series D Preferred Stock, no holder of Series D Preferred Stock will be entitled to convert such stock into our common stock to the extent that receipt of our common stock would cause the holder to exceed the ownership limitations contained in our amended and restated certificate of incorporation and in the certificate of designations for the Series D Preferred Stock. In addition, these restrictions could have anti-takeover effects and could reduce the possibility that a third party will attempt to acquire control of us, which could adversely affect the market price of the Series D Preferred Stock.

Holders of Series D Preferred Stock and the depositary shares will have extremely limited voting rights.

The voting rights of a holder of Series D Preferred Stock will be limited. Our shares of common stock are the only class of our securities that carry full voting rights. Voting rights for holders of Series D Preferred Stock exist primarily with respect to the ability to elect, voting together with the holders of any other series of our preferred stock having similar voting rights (including the Series B Preferred Stock and Series C Preferred Stock), two additional directors to our board of directors, subject to limitations described in the section entitled “Description of the Series D Preferred Stock-Voting Rights,” in the event that six or more quarterly dividends (whether or not consecutive) payable on the Series D Preferred Stock are in arrears, and with respect to voting on amendments to our amended and restated certificate of incorporation or the certificate of designations relating to the Series D Preferred Stock that materially and adversely affect the rights of the holders of Series D Preferred Stock or authorize, increase or create additional classes or series of our shares that are senior to the Series D Preferred Stock. Other than the limited circumstances described in this prospectus supplement, holders of Series D Preferred Stock will not have any voting rights. Please see the section entitled “Description of the Series D Preferred Stock-Voting Rights.”

Moreover, holders of depositary shares must act through the depositary to exercise any voting rights of the Series D Preferred Stock. Although each depositary share is entitled to 1/1,000th of a vote, the depositary can only vote whole shares of Series D Preferred Stock. While the depositary will vote the maximum number of whole shares of Series D Preferred Stock in accordance with the instructions it receives, any remaining votes of holders of the depositary shares will not be voted. For more information about voting rights, see “Description of the Series D Preferred Stock-Voting Rights” beginning on page S-21 and “Description of the Depositary Shares-Voting the Series D Preferred Stock” beginning on page S-27.

The depositary shares are a new issue of securities and do not have an established trading market, which may negatively affect their value and your ability to transfer and sell your depositary shares.

The depositary shares are a new issue of securities and currently no market exists for such securities. We have applied to list the depositary shares on the Nasdaq Global Select Market. However, we cannot assure you that the depositary shares will be approved for listing on the Nasdaq Global Select Market. Even if so approved, trading of the depositary shares on the Nasdaq Global Select Market is not expected to begin until some time during the period ending 30 days after the date of initial issuance of the depositary shares and, in any event, a trading market on the Nasdaq Global Select Market for the depositary shares may never develop or, even if one develops, may not be maintained and may not provide you with adequate liquidity. The underwriters have advised us that they intend to make a market in the depositary shares prior to the commencement of any trading on the Nasdaq Global Select Market, but are not obligated to do so and may discontinue market making at any time without notice. The liquidity of any market for the depositary shares that may develop will depend on a number of factors, including prevailing interest rates, the dividend rate on our common stock, our financial condition and operating results, the number of holders of the depositary shares, the market for similar securities and the interest of securities dealers in making a market in the depositary shares. As a result, the ability to transfer or sell the depositary shares and the amount you receive upon any sale or transfer of the depositary shares could be adversely affected. No market currently exists for the Series D Preferred Stock, and we do not expect that such a market will develop.

If our common stock is delisted, your ability to transfer or sell your depositary shares may be limited and the market value of the depositary shares will likely be materially adversely affected.

Other than in connection with a Change of Control, neither the Series D Preferred Stock nor the depositary shares contain provisions that are intended to protect you if our common stock is delisted from the Nasdaq Global Select Market. Because neither the Series D Preferred Stock nor the depositary shares have a stated maturity date, you may be forced to hold your depositary shares and receive, as a holder of the depositary shares, pass-through stated dividends on the Series D Preferred Stock when, as and if authorized by our board of directors and paid by us with no assurance as to ever receiving the liquidation value thereof. In addition, if our common stock is delisted from the Nasdaq Global Select Market, it is likely that the depositary shares will be delisted from the Nasdaq Global Select Market as well. Accordingly, if our common stock is delisted from the Nasdaq Global Select Market, your ability to transfer or sell your depositary shares may be limited and the market value of the depositary shares will likely be materially adversely affected.

Neither the depositary shares nor the Series D Preferred Stock has been rated.

We have not sought to obtain a rating for either the depositary shares or the Series D Preferred Stock. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such ratings or that such ratings, if issued, would not adversely affect the market price of such securities. In addition, we may elect in the future to obtain a rating for the depositary shares or the Series D Preferred Stock, which could adversely affect the market price of such securities. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward, placed on a watch list or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision, placing on a watch list or withdrawal of a rating could have an adverse effect on the market price of the depositary shares and the Series D Preferred Stock.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering of depositary shares will be approximately $ , or $ if the underwriters’ option to purchase additional depositary shares is exercised in full, after deducting the underwriting discounts and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to finance the acquisition of agency securities, non-agency securities (including credit risk transfer securities), other real estate-related assets and hedging instruments, other investments in, or related to the housing, mortgage or real estate markets, and for other general corporate purposes. Pending this utilization, we may temporarily invest the net proceeds in readily marketable, short-term, investment-grade, interest-bearing investments, including money market accounts, which are consistent with maintaining our qualification as a REIT. Such temporary investments would be expected to provide a lower net return than we hope to achieve from our targeted investments in agency securities, non-agency securities, and other mortgage- related assets.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2018 (i) on a historical basis, and (ii) on an as adjusted basis to give effect to the sale of depositary shares at a price of $ per share in this offering. This presentation should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018 that we are incorporating by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2018 (in millions, except per share data)
	Actual	As Adjusted(1)
Assets:
Cash and cash equivalents	$921
Debt:
Repurchase agreements	$75,717	$75,717
Debt of consolidated variable interest entities, at fair value	275	275
Total debt	75,992	75,992
Stockholders’ equity:
7.750% Series B Cumulative Redeemable Preferred Stock, $0.01 par value; on an actual and adjusted basis, 7.0 depositary shares issued and outstanding (aggregate liquidation preference of $175)	169	169
7.000% Series C Fixed-to-Floating Cumulative Redeemable Preferred Stock, $0.01 par value; on an actual and adjusted basis, 13.0 depositary shares issued and outstanding (aggregate liquidation preference of $325)	315	315
% Series D Fixed-to-Floating Cumulative Redeemable Preferred Stock, $0.01 par value; on an adjusted basis, depositary shares issued and outstanding (aggregate liquidation preference of $ )	—
Common stock: par value $.01 per share; 900.0 shares authorized; 536.3 shares issued and outstanding on an actual and as adjusted basis	5	5
Additional paid-in capital	13,793	13,793
Retained deficit	(3,433)	(3,433)
Accumulated other comprehensive income	(943)	(943)
Total stockholders’ equity	9,906	9,906
Total capitalization	$85,898	$85,898
 ______________
(1)Assumes no exercise of the underwriters’ option to purchase up to an additional depositary shares.

DESCRIPTION OF THE SERIES D PREFERRED STOCK

This description of certain terms of the Series D Preferred Stock supplements, and, to the extent inconsistent therewith, replaces, the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus, to which description reference is hereby made. The description of certain terms of the Series D Preferred Stock in this prospectus supplement does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our amended and restated certificate of incorporation, the certificate of designations designating the Series D Preferred Stock, our bylaws and Delaware law. Copies of our amended and restated certificate of incorporation, the certificate of designations and our bylaws are filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus forms a part. As used under this caption “Description of the Series D Preferred Stock,” references to “us,” “our” and “we” mean AGNC Investment Corp. excluding its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

General

Shares of the Series D Preferred Stock represent a single series of our authorized preferred stock. By this prospectus supplement and the accompanying prospectus, we are offering depositary shares representing fractional interests in shares of Series D Preferred Stock ($    aggregate liquidation preference), with each share of Series D Preferred Stock having a par value of $0.01 and a liquidation preference of $25,000 per share. Each depositary share represents a 1/1,000th interest in a share of Series D Preferred Stock (equivalent to $25.00 liquidation preference per depositary share). Each depositary share entitles the holder, through the depositary, to a proportional fractional interest in a share of the Series D Preferred Stock, including dividend, voting, redemption and liquidation rights. We may elect from time to time to issue additional depositary shares representing interests in additional shares of Series D Preferred Stock without notice to, or consent from, the existing holders of depositary shares, and all those additional depositary shares would be deemed to form a single series with the depositary shares offered by this prospectus supplement and the accompanying prospectus.

Pursuant to our amended and restated certificate of incorporation, we are currently authorized to designate and issue up to 10,000,000 shares of preferred stock, par value $0.01 per share, in one or more classes or series and, subject to the limitations prescribed by our amended and restated certificate of incorporation, and Delaware law, with such rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series as our board of directors may determine, without any vote or action by our stockholders. As of the date of this prospectus supplement, 20,000 shares of our preferred stock are issued and outstanding, 7,000 of which are designated as the Series B Preferred Stock and 13,000 of which are designated as the Series C Preferred Stock, and all of which constitutes parity stock, as described below under “-Ranking.” In connection with this offering, our board of directors or a committee of the board will, as permitted by our amended and restated certificate of incorporation, designate a new series of preferred stock with the rights set forth herein, consisting of shares, plus up to an additional shares which may be issued upon exercise of the underwriters’ option to purchase additional depositary shares, designated as % Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, which we refer to herein as the Series D Preferred Stock, by adopting a certificate of designations (the “certificate of designations”). Subsequent to the completion of this offering, we will have available for issuance authorized but unissued shares of preferred stock (or shares if the underwriters exercise their option to purchase additional depositary shares in full). Our board of directors may, without the approval of holders of the Series D Preferred Stock or our common stock, designate additional series of authorized preferred stock ranking junior to or on parity with the Series D Preferred Stock or designate additional shares of the Series D Preferred Stock and authorize the issuance of such shares.

The Series D Preferred Stock underlying the depositary shares will not be listed, and we do not expect any trading market will develop for the Series D Preferred Stock, except as represented by the depositary shares.

The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series D Preferred Stock will be Computershare Trust Company, N.A. The principal business address for Computershare Trust Company, N.A. is P.O. Box 43010, Providence, Rhode Island 02940-3010. The certificate of designations designating the Series D Preferred Stock will provide that we will maintain an office or agency where shares of Series D Preferred Stock may be surrendered for payment (including redemption), registration of transfer or exchange.

Maturity

The Series D Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series D Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “-Conversion Rights.” We are not required to set aside funds to redeem the Series D Preferred Stock.

Ranking

The Series D Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

(1)    senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3) below;

(2)    on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series D Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, including the Series B Preferred Stock and Series C Preferred Stock;

(3)    junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series D Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (please see the section entitled “-Voting Rights” below); and

(4)    effectively junior to all of our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock) and to the indebtedness of our existing subsidiaries and any future subsidiaries.

Dividends

Holders of shares of the Series D Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends. The initial dividend rate for the Series D Preferred Stock from and including the date of original issuance to, but not including, April 15, 2024 (the “Fixed Rate Period”) will be at the rate of % of the $25,000 liquidation preference per share of Series D Preferred Stock per annum (equivalent to $ per annum per share of Series D Preferred Stock or $ per annum per depositary share). On and after April 15, 2024 (the “Floating Rate Period”), dividends on the Series D Preferred Stock will accumulate at a percentage of the $25,000 liquidation preference per share of Series D Preferred Stock equal to an annual floating rate of the Three-Month LIBOR Rate (as defined below) plus a spread of %. Dividends on the Series D Preferred Stock shall accumulate daily and be cumulative from, and including, the date of original issue and shall be payable quarterly in arrears on the 15th day of each January, April, July and October (each, a “dividend payment date”); provided that if any dividend payment date is not a business day, as defined in the certificate of designations, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that dividend payment date to that next succeeding business day. The first dividend on the Series D Preferred Stock is scheduled to be paid on April 15, 2019 in the amount of $ per share (or $ per depositary share), and that dividend will be paid to the persons who are the holders of record of the Series D Preferred Stock at the close of business on the corresponding record date, which will be April 1, 2019. Dividends payable for any dividend period during the Fixed Rate Period will be calculated on the basis of a 360-day year consisting of twelve 30-day months, and dividends payable for any dividend period during the Floating Rate Period will be calculated on the basis of a 360-day year and the number of days actually elapsed. Dividends will be payable to holders of record as they appear in our stock records for the Series D Preferred Stock at the close of business on the applicable record date, which shall be the first day of the calendar month, whether or not a business day, in which the applicable dividend payment date falls (each, a “dividend record date”). The dividends payable on any dividend payment date shall include dividends accumulated to, but not including, such dividend payment date.

For each Dividend Period during the Floating Rate Period, LIBOR (the London interbank offered rate) (“Three-Month LIBOR Rate”) will be determined by us or a Calculation Agent (as defined below), as of the applicable Dividend Determination Date (as defined below), in accordance with the following provisions:

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LIBOR will be the rate (expressed as a percentage per year) for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date; or

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if no such rate appears on “Reuters Page LIBOR01” or if the “Reuters Page LIBOR01” is not available at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date, then we will select four nationally-recognized banks in the London interbank market and request that the principal London offices of those four selected banks provide us with their offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable Dividend Period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on that Dividend Determination Date for the applicable Dividend Period. Offered quotations must be based on a principal amount equal to an amount that, in our discretion, is representative of a single transaction in U.S. dollars in the London interbank market at that time. If at least two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of those quotations. If fewer than two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of the rates quoted at approximately 11:00 a.m. (New York City time) on that Dividend Determination Date for such Dividend Period by three nationally-recognized banks in New York, New York selected by us, for loans in U.S. dollars to nationally-recognized European banks (as selected by us), for a period of three months commencing on the first day of such Dividend Period. The rates quoted must be based on an amount that, in our discretion, is representative of a single transaction in U.S. dollars in that market at that time. If no quotation is provided as described above, then if a Calculation Agent has not been appointed at such time, we will appoint a Calculation Agent who shall, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate LIBOR or any of the foregoing lending rates or display page, shall determine LIBOR for the second London Business Day immediately preceding the first day of such distribution period in its sole discretion. If the Calculation Agent is unable or unwilling to determine LIBOR as provided in the immediately preceding sentence, then LIBOR will be equal to Three-Month LIBOR for the then current Dividend Period, or, in the case of the first Dividend Period in the Floating Rate Period, the most recent dividend rate that would have been determined based on the last available Reuters Page LIBOR01 had the Floating Rate Period been applicable prior to the first Dividend Period in the Floating Rate Period.

Notwithstanding the foregoing, if we determine on the relevant Dividend Determination Date that LIBOR has been discontinued, then we will appoint a Calculation Agent and the Calculation Agent will consult with an investment bank of national standing to determine whether there is an industry accepted substitute or successor base rate to Three-Month LIBOR Rate. If, after such consultation, the Calculation Agent determines that there is an industry accepted substitute or successor base rate, the Calculation Agent shall use such substitute or successor base rate. In such case, the Calculation Agent in its sole discretion may (without implying a corresponding obligation to do so) also implement changes to the business day convention, the definition of business day, the Dividend Determination Date and any method for obtaining the substitute or successor base rate if such rate is unavailable on the relevant Business Day, in a manner that is consistent with industry accepted practices for such substitute or successor base rate. Unless the Calculation Agent determines that there is an industry accepted substitute or successor base rate as so provided above, the Calculation Agent will, in consultation with us, follow the steps specified in the second bullet point in the immediately preceding paragraph in order to determine Three-Month LIBOR Rate for the applicable Dividend Period.
“Calculation Agent” shall mean a third party independent financial institution of national standing with experience providing such services, which has been selected by us.

“Dividend Determination Date” means the London Business Day (as defined below) immediately preceding the first date of the applicable Dividend Period.

“Dividend Period” means the period from, and including, a dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial Dividend Period, which will be the period from, and including, the original issue date of the Series D Preferred Stock to, but excluding, April 15, 2019 (short Dividend Period).

“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace the LIBOR01 page on that service, or such other service as may be nominated by the ICE Benchmark Administration Limited, or ICE, or its successor, or such other entity assuming the responsibility of ICE or its successor in the event ICE or its successor no longer does so, as the successor service, for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

No dividends on shares of Series D Preferred Stock shall be authorized by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law. You should review the information appearing above under “Risk Factors-Risks Relating to this Offering-We may not be able to pay dividends on the Series D Preferred Stock underlying the depositary shares” for information as to, among other things, other circumstances under which we may be unable to pay dividends on the Series D Preferred Stock.

Notwithstanding the foregoing, dividends on the Series D Preferred Stock will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series D Preferred Stock which may be in arrears, and holders of the Series D Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series D Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

Future distributions on our common stock and preferred stock, including the Series D Preferred Stock offered pursuant to this prospectus supplement, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on our preferred stock or what the actual distributions will be for any future period.

Unless full cumulative dividends on the Series D Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past Dividend Periods, no dividends (other than in shares of common stock or in shares of any series of preferred stock that we may issue ranking junior to the Series D Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment upon shares of our common stock or preferred stock that we may issue ranking junior to or on a parity with the Series D Preferred Stock as to dividends or upon liquidation. Nor shall any other distribution be declared or made upon shares of our common stock or preferred stock that we may issue ranking junior to or on a parity with the Series D Preferred Stock as to dividends or upon liquidation. In addition, any shares of our common stock or preferred stock that we may issue ranking junior to or on a parity with the Series D Preferred Stock as to dividends or upon liquidation shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for our other capital stock that we may issue ranking junior to the Series D Preferred Stock as to dividends and upon liquidation and except for transfers made pursuant to the provisions of our amended and restated certificate of incorporation, relating to restrictions on ownership and transfers of our capital stock). The foregoing will not, however, prevent the redemption, purchase or acquisition by us of shares of any class or series of stock for the purpose of enforcing restrictions on transfer and ownership of our stock contained in our charter, including in order to preserve our qualification as a REIT, or the redemption, purchase or acquisition by us of shares of our common stock for purposes of and in compliance with any incentive or benefit plan of ours.

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series D Preferred Stock and the shares of any other series of preferred stock that we have issued or may issue ranking on a parity as to dividends with the Series D Preferred Stock, all dividends declared upon the Series D Preferred Stock and any other series of preferred stock that we have issued or may issue ranking on a parity as to dividends with the Series D Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series D Preferred Stock and such other series of preferred stock that we have issued or may issue shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series D Preferred Stock and accumulated or accrued dividends per share on such other series of preferred stock that we have issued or may issue (which shall not include any accrual in respect of unpaid dividends for prior Dividend Periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series D Preferred Stock which may be in arrears.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series D Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any class or series of our capital stock we may issue ranking senior to the

Series D Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25,000 per share, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our stock that we may issue that ranks junior to the Series D Preferred Stock as to liquidation rights.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series D Preferred Stock and the corresponding amounts payable on all shares of other classes or series of our capital stock that we have issued or may issue ranking on a parity with the Series D Preferred Stock in the distribution of assets, then the holders of the Series D Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of Series D Preferred Stock will be entitled to written notice of any such liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred Stock will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption and contingent conversion rights described below).

Redemption

The Series D Preferred Stock is not redeemable by us prior to April 15, 2024, except as described below under “-Special Optional Redemption” and except that, as provided in our amended and restated certificate of incorporation, we may purchase or redeem shares of the Series D Preferred Stock prior to that date in order to preserve our qualification as a REIT for federal income tax purposes. Please see the section entitled “Description of Equity Securities-Restrictions on Ownership and Transfer of Our Capital Stock” in the accompanying prospectus.

Optional Redemption. On and after April 15, 2024, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series D Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25,000 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. If we elect to redeem any shares of Series D Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price, and we will not be required to pay the redemption price only out of the proceeds from the issuance of other equity securities or any other specific source.

Special Optional Redemption. Upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series D Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25,000 per share ($25.00 per depositary share), plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. If, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series D Preferred Stock (whether pursuant to our optional redemption right described above under “-Optional Redemption” or this special optional redemption right), the holders of Series D Preferred Stock will not have the Change of Control Conversion Right (as defined below) described below under “-Conversion Rights” with respect to the shares called for redemption. If we elect to redeem any shares of the Series D Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price, and we will not be required to pay the redemption price only out of the proceeds from the issuance of other equity securities or any other specific source.

A “Change of Control” is deemed to occur when, after the original issuance of the Series D Preferred Stock, the following have occurred and are continuing:

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the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our capital stock entitling that person to exercise more than 50% of the total voting power of all our capital stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

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following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American or the Nasdaq Global Select Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or the Nasdaq Global Select Market.

Redemption Procedures. In the event we elect to redeem any shares of Series D Preferred Stock, the notice of redemption will be mailed to each holder of record of Series D Preferred Stock called for redemption at such holder’s address as it appears on our stock transfer records and will state the following:

•	the redemption date;

•	the number of shares of Series D Preferred Stock to be redeemed;

•	the redemption price;

•	the place or places where certificates (if any) for the Series D Preferred Stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accumulate on the redemption date;

•	whether such redemption is being made pursuant to the provisions described above under “-Optional Redemption” or “-Special Optional Redemption”;

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if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and

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if such redemption is being made in connection with a Change of Control, that the holders of the shares of Series D Preferred Stock being so called for redemption will not be able to tender such shares of Series D Preferred Stock for conversion in connection with the Change of Control and that each share of Series D Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date (as defined below), for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

If less than all of the shares of Series D Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series D Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series D Preferred Stock except as to the holder to whom notice was defective or not given.

Holders of Series D Preferred Stock to be redeemed shall surrender the Series D Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series D Preferred Stock has been given and if we have irrevocably set aside the funds necessary for redemption in trust for the benefit of the holders of the shares of Series D Preferred Stock so called for redemption, then from and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of Series D Preferred Stock, those shares of Series D Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accrue on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series D Preferred Stock is to be redeemed, the Series D Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method we determine but that will not result in the automatic transfer of any shares of Series D Preferred Stock to a trust as described below under “-Restrictions on Ownership and Transfer.”

Immediately prior to any redemption of Series D Preferred Stock, we shall pay, in cash, any accumulated and unpaid dividends through and including the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series D Preferred Stock at the close of business on such dividend record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series D Preferred Stock to be redeemed.

Unless full cumulative dividends on all shares of Series D Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past Dividend Periods, no shares of Series D Preferred Stock shall be redeemed unless all outstanding shares of Series D Preferred Stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of Series D Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series D Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series D Preferred Stock to preserve our REIT status for federal income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series D Preferred Stock.

Subject to applicable law, we may purchase shares of Series D Preferred Stock in the open market, by tender or by private agreement. Any shares of Series D Preferred Stock that we acquire may be retired and re-classified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series D Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series D Preferred Stock held by such holder as described above under “-Redemption-Optional Redemption” or “-Redemption-Special Optional Redemption,” in which case such holder will have the right only with respect to shares of Series D Preferred Stock that are not called for redemption) to convert some or all of the Series D Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per share of Series D Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of:

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the quotient obtained by dividing (i) the sum of the $25,000 liquidation preference per share of Series D Preferred Stock (equivalent to $25.00 per depositary share) plus the amount of any accumulated and unpaid dividends thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series D Preferred Stock, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Stock Price, as defined below (such quotient, the “Conversion Rate”); and

•	(the “Share Cap”) (equivalent to per depositary share), subject to certain adjustments as described below.

Anything in the certificate of designations to the contrary notwithstanding and except as otherwise required by law, the persons who are the holders of record of shares of Series D Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend shall be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided above, we will make no allowance for unpaid dividends that are not in arrears on the shares of Series D Preferred Stock to be converted.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock to existing holders of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed  shares of our common stock (or equivalent Alternative Conversion Consideration, as applicable), subject to proportionate increase to the extent the underwriters’ option to purchase additional depositary shares is exercised, not to exceed  shares of our common stock in total (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which our common stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series D Preferred Stock will receive upon conversion of such Series D Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; the Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of our common stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of our common stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.

We will not issue fractional shares of our common stock upon the conversion of the Series D Preferred Stock in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.

Within 15 days following the occurrence of a Change of Control, provided that we have not then exercised our right to redeem all shares of Series D Preferred Stock pursuant to the redemption provisions described above, we will provide to holders of Series D Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will be delivered to the holders of record of the shares of Series D Preferred Stock at their addresses as they appear on our stock transfer records. No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the conversion of any shares of Series D Preferred Stock except as to the holder to whom notice was defective or not given. This notice will state the following:

•	the events constituting the Change of Control;
•	the date of the Change of Control;
•	the last date on which the holders of Series D Preferred Stock may exercise their Change of Control Conversion Right;
•	the method and period for calculating the Common Stock Price;
•	the Change of Control Conversion Date;
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that if, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem all or any shares of Series D Preferred Stock, holders will not be able to convert the shares of Series D Preferred Stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series D Preferred Stock;
•	the name and address of the paying agent, transfer agent and conversion agent for the Series D Preferred Stock;
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the procedures that the holders of Series D Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares for conversion through the facilities of a Share Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and

•	the last date on which holders of Series D Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

Under such circumstances, we will also issue a press release containing such notice for publication on Dow Jones & Company, Inc., the Wall Street Journal, Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series D Preferred Stock.

To exercise the Change of Control Conversion Right, the holders of Series D Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series D Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series D Preferred Stock held in book-entry form through a Share Depositary, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series D Preferred Stock to be converted through the facilities of such Share Depositary), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of shares of Series D Preferred Stock to be converted; and

•	that the Series D Preferred Stock is to be converted pursuant to the applicable provisions of the Series D Preferred Stock.

The “Change of Control Conversion Date” is the date the Series D Preferred Stock is to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series D Preferred Stock.

The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common stock is not then listed for trading on a U.S. securities exchange.

Holders of Series D Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:

•	the number of withdrawn shares of Series D Preferred Stock;

•	if certificated Series D Preferred Stock has been surrendered for conversion, the certificate numbers of the withdrawn shares of Series D Preferred Stock; and

•	the number of shares of Series D Preferred Stock, if any, which remain subject to the holder’s conversion notice.

Notwithstanding the foregoing, if any shares of Series D Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”) or a similar depositary (each, a “Share Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Share Depositary.

Series D Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem some or all of the shares of Series D Preferred Stock, as described above under “-Redemption-Optional Redemption” or “-Redemption-Special Optional Redemption,” in which case only the shares of Series D Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem shares of Series D Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series D Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price described above under “-Redemption-Optional Redemption” or “-Redemption-Special Optional Redemption,” as applicable.

We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of our common stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of Series D Preferred Stock into shares of our common stock or other property. Notwithstanding any other provision of the Series D Preferred Stock, no holder of Series D Preferred Stock will be entitled to convert such Series D Preferred Stock into shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the applicable share ownership limitations contained in our amended and restated certificate of incorporation and the certificate of designations, unless we provide an exemption from this limitation to such holder. Please see the section entitled “-Restrictions on Ownership and Transfer” below and “Description of Equity Securities-Restrictions on Ownership and Transfers of Our Capital Stock” in the accompanying prospectus.

The Change of Control conversion feature may make it more difficult for a third party to acquire us or discourage a party from acquiring us. See “Risk Factors-Risks Relating to this Offering-The Change of Control Conversion Rights described in this prospectus supplement may not adequately compensate a holder of depositary shares representing interests in the Series D Preferred Stock. These Change of Control Conversion Rights may also make it more difficult for a party to acquire us or discourage a party from acquiring us.”

Except as provided above in connection with a Change of Control, the Series D Preferred Stock is not convertible into or exchangeable for any other securities or property.

Voting Rights

Holders of the Series D Preferred Stock will not have any voting rights, except as set forth below or as otherwise required by law.

Whenever dividends on any shares of Series D Preferred Stock are in arrears for six or more quarterly Dividend Periods, whether or not consecutive, the number of directors constituting our board of directors will, subject to the maximum number of directors authorized under our bylaws then in effect, be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of our preferred stock that we may issue and upon which like voting rights have been conferred and are exercisable and which are entitled to vote with the Series D Preferred Stock as a class with respect to the election of those two directors) and the holders of Series D Preferred Stock (voting separately as a class with all other classes or series of preferred stock that we have issued or may issue and upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series D Preferred Stock in the election of those two directors) will be entitled to vote for the election of those two additional directors at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series D Preferred Stock or by the holders of any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series D Preferred Stock in the election of those two directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders, in which case, such vote will be held at the earlier of the next annual or special meeting of stockholders), and at each subsequent annual meeting until all dividends accumulated on the Series D Preferred Stock for all past Dividend Periods and the then current Dividend Period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In that case, the right of holders of the Series D Preferred Stock to elect any directors will cease and, unless there are other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable, any directors elected by holders of the Series D Preferred Stock shall immediately resign and the number of directors constituting the board of directors shall be reduced accordingly. In no event shall the holders of Series D Preferred Stock be entitled pursuant to these voting rights to elect a director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange or quotation system on which any class or series of our capital stock is listed or quoted. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the Series D Preferred Class (voting separately as a class with all other classes or series of preferred stock that we have issued or may issue and upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series D Preferred Stock in the election of such directors) pursuant to these voting rights exceed two.

If at any time when the voting rights conferred upon the Series D Preferred Stock (as described above) are exercisable, any vacancy in the office of a director elected pursuant to the procedures described above shall occur, then such vacancy may be filled only by the remaining such director or by the vote of the holders of record of the outstanding Series D Preferred Stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series D Preferred Stock in the election of directors (as described above). Any director elected or appointed pursuant to the procedures described above may be removed only by the affirmative vote of holders of the outstanding Series D Preferred Stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable and which classes or series of preferred stock are entitled to vote as a class with the Series D Preferred Stock in the election of directors pursuant to the procedures described above, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding Series D Preferred Stock and any such other classes or series of preferred stock, and may not be removed by the holders of our common stock.

If a special meeting is not called by us within 30 days after request from the holders of Series D Preferred Stock as described above, then the holders of record of at least 25% of the outstanding Series D Preferred Stock may designate a holder to call the meeting at our expense.

On each matter on which holders of Series D Preferred Stock are entitled to vote, each share of Series D Preferred Stock will be entitled to one vote, except that when shares of any other class or series of our preferred stock have the right to vote with the Series D Preferred Stock as a single class on any matter, the Series D Preferred Stock and the shares of each such other class or series will have one vote for each $25,000 of liquidation preference (excluding accumulated dividends).

So long as any shares of Series D Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the outstanding Series D Preferred Stock and all other parity stock having like voting rights that are exercisable at the time, voting as a single class, outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a class with all series of preferred stock ranking on a parity with the Series D Preferred Stock that we have issued or may issue upon which like voting rights have been conferred and are exercisable), (a) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series D Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our authorized capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) amend, alter or repeal the provisions of our amended and restated certificate of incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Stock (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in (b) above, so long as the Series D Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon an occurrence of an Event, we may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series D Preferred Stock and, provided further, that any increase in the amount of the authorized preferred stock, including the Series D Preferred Stock, or the creation or issuance of any additional shares of Series D Preferred Stock or other series of preferred stock that we may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series D Preferred Stock that we may issue with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series D Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Except as expressly stated in the certificate of designations or as may be required by applicable law, the Series D Preferred Stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series D Preferred Stock are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series D Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series D Preferred Stock. We will use our best effort to mail (or otherwise provide) the information to the holders of the Series D Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

Restrictions on Ownership and Transfer

In order to qualify as a REIT under the Internal Revenue Code, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the second half of any calendar year.

Our amended and restated certificate of incorporation and the certificate of designations establishing the terms of the Series D Preferred Stock will contain restrictions on the ownership and transfer of Series D Preferred Stock which are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The certificate of designations provides that all holders of Series D Preferred Stock will be subject to Article VIII of our amended and restated certificate of incorporation, which provides that no person may beneficially or constructively own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of either our common stock or our capital stock, subject to certain exceptions. For the purposes of determining the percentage ownership of our capital stock by any person, shares of capital stock that may be acquired upon conversion, exchange or exercise of any of our securities directly or constructively held by such person, but not capital stock issuable with respect to the conversion, exchange or exercise of our securities held by other persons, shall be deemed to be outstanding prior to conversion, exchange or exercise. All Series D Preferred Stock, including shares of Series D Preferred Stock owned indirectly through depositary shares, will be counted as capital stock for purposes of the 9.8% ownership limitation applicable to our capital stock.

Moreover, the constructive ownership rules are complex, and may cause shares of Series D Preferred Stock owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the shares of Series D Preferred Stock (or the acquisition of an interest in an entity that owns, actually or constructively, Series D Preferred Stock) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of the outstanding Series D Preferred Stock and thus violate the ownership limitations, or any other limitations in our amended and restated certificate of incorporation.

Any acquisition by you of Series D Preferred Stock (whether in this offering or following completion of the offering) or other classes of our capital stock, including through ownership of the depositary shares, that results in your exceeding the 9.8% common stock or the 9.8% capital stock ownership threshold may not be valid. In addition, no holder of Series D Preferred Stock will be entitled to convert the Series D Preferred Stock into our common stock to the extent that receipt of our common stock would cause the holder to actually or constructively own stock exceeding either of the 9.8% ownership thresholds unless we provide an exemption from these ownership limitations to such holder at our sole discretion.

Under our amended and restated certificate of incorporation, and the certificate of designations for the Series D Preferred Stock, any attempted transfer of our capital stock, including through ownership of the depositary shares, which, if effective, would result in a violation of the foregoing restrictions will cause the number of shares of stock (or depositary shares representing such shares) causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such shares. Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions; however, it is not obligated to do so.

Furthermore, under our amended and restated certificate of incorporation and, consequently, if the board of directors or any duly authorized committee thereof (or other designees if permitted by Delaware law) shall at any time determine in good faith that a transfer or other event has taken place that results in a violation of the foregoing restrictions, or that a person intends to acquire or has attempted to acquire beneficial or constructive ownership of any shares of our capital stock in violation of the foregoing restrictions, we may take actions to refuse to give effect to or prevent such transfer or other event, including, without limitation, redeeming shares of capital stock, refusing to give effect to such transfer on our books or instituting proceedings to enjoin such transfer or other event.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock, including through ownership of the depositary shares, that will or may violate the foregoing restrictions or any person who would have owned shares of capital stock that resulted in a transfer to the trust for the exclusive benefit of one or more charitable beneficiaries as described above shall immediately give written notice to us of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on the our qualification as a REIT.

For further information regarding restrictions on ownership and transfer of the Series D Preferred Stock, please see the section entitled “Description of Equity Securities-Restrictions on Ownership and Transfer of Our Capital Stock” in the accompanying prospectus.

Preemptive Rights

No holders of the Series D Preferred Stock or depositary shares will, as holders of Series D Preferred Stock or depositary shares, respectively, have any preemptive rights to purchase or subscribe for our common stock or any other security.

DESCRIPTION OF THE DEPOSITARY SHARES

The depositary shares will be issued pursuant to the terms of a deposit agreement among us and Computershare Inc. and Computershare Trust Company, N.A., acting jointly as depositary, and the registered holders from time to time of the depositary receipts. The terms of the depositary shares will include those stated in the deposit agreement, which will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the registration statement of which this prospectus supplement and accompanying prospectus form a part. The following summary of the material terms and provisions of the depositary shares is not intended to be complete and is qualified by the deposit agreement and supplements the description of the general terms of the depositary shares set forth in the accompanying prospectus. It is important for you to consider the information contained in the accompanying prospectus and this prospectus supplement before making your decision to invest in the depositary shares representing interests in the Series D Preferred Stock. If any specific information regarding the depositary shares in this prospectus supplement is inconsistent with the more general terms of the depositary shares described in the base prospectus, you should rely on the information contained in this prospectus supplement.

General

Proportional fractional interests in the Series D Preferred Stock are being issued in the form of depositary shares. Each depositary share represents a 1/1,000th interest in a share of the Series D Preferred Stock, and will be evidenced by depositary receipts, as described under “Book-Entry Procedures and Settlement” beginning on page S-30. Subject to the terms of the deposit agreement, the depositary shares will be entitled to all the rights and preferences of the Series D Preferred Stock, through the depositary, in proportion to the applicable fraction of a share of Series D Preferred Stock those depositary shares represent.

In this prospectus supplement, references to “holders” of depositary shares mean those who have depositary shares registered in their own names on the books maintained by the depositary (initially, Cede & Co., as nominee of DTC, will be the only registered holder of depositary shares) and, if the Series D Preferred Stock continues to be held of record by the depositary (initially, Computershare Inc. and Computershare Trust Company, N.A., acting jointly), not indirect holders who own beneficial interests in depositary shares registered in “street name” or beneficial interests therein issued in book-entry form through DTC. You should review the special considerations that apply to indirect holders described in “Book-Entry Procedures and Settlement” beginning on page S-30.

As long as the depositary is the sole registered holder of the Series D Preferred Stock and Cede & Co. is the sole registered holder of the depositary shares, they will be considered the sole owner and holder of the global security certificates and all shares of Series D Preferred Stock and depositary shares, respectively, represented by these certificates for all purposes under the certificate of designations for the Series D Preferred Stock and the deposit agreement, respectively. Nothing contained in the certificate of designations or the deposit agreement will confer upon or give any person other than us, Cede & Co., the depositary and our and their successors and the persons in whose names the certificates evidencing the Series D Preferred Stock and depositary shares are registered, any benefit, right, remedy or claim under the Series D Preferred Stock, the certificate of designation, the deposit agreement or the depositary shares.

Dividends and Other Distributions

Each dividend on a depositary share will be in an amount equal to 1/1,000th of the dividend declared per share of the Series D Preferred Stock.

The depositary will distribute all dividends and other cash distributions received on the Series D Preferred Stock to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder. In the event of a distribution other than in cash, the depositary will distribute property received by it to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder, unless the depositary determines that this distribution is not feasible, in which case the depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of the property and distribution of the net proceeds of that sale to the holders of the depositary receipts.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series D Preferred Stock.

The amount paid (or deemed paid) as dividends or otherwise distributable (or deemed distributable) by the depositary with respect to the depositary shares or the underlying Series D Preferred Stock will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any depositary shares until such taxes or other governmental charges are paid.

Redemption of Depositary Shares

If we redeem the Series D Preferred Stock, in whole or in part, as described above under “Description of the Series D Preferred Stock-Redemption” beginning on page S-19, depositary shares also will be redeemed with the proceeds received by the depositary from the redemption of the Series D Preferred Stock held by the depositary. The redemption price per depositary share will be 1/1,000th of the redemption price per share payable with respect to the Series D Preferred Stock.

If we redeem shares of the Series D Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares underlying the number of shares of the Series D Preferred Stock so redeemed. If we redeem less than all of the outstanding Series D Preferred Stock, the depositary will select pro rata, or in any other manner determined by the depositary to be fair and equitable, those depositary shares to be redeemed. The depositary will mail notice of redemption to record holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Series D Preferred Stock and the related depositary shares.

Conversion of Series D Preferred Stock

Upon the occurrence of a Change of Control, each holder of depositary shares will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem the Series D Preferred Stock as described above under “Description of the Series D Preferred Stock-Redemption”) to direct the depositary, on such holder’s behalf, to convert some or all of the shares of Series D Preferred Stock underlying the depositary shares held by such holder on the Change of Control Conversion Date into the Conversion Consideration set forth under the section entitled “Description of the Series D Preferred Stock-Conversion Rights.”

We will not issue fractional shares of our common stock upon conversion of the Series D Preferred Stock in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional shares as described under “Description of the Series D Preferred Stock-Conversion Rights.” Because each depositary share represents a 1/1,000th interest in a share of the Series D Preferred Stock, the number of shares of common stock ultimately received for each depositary share will be equal to the number of shares of common stock received upon conversion of each share of Series D Preferred Stock divided by 1,000. In the event that the conversion would result in the issuance of fractional shares of common stock, we will pay each holder of depositary shares the cash value of such fractional shares in lieu of such fractional shares.

To exercise the Change of Control Conversion Right, each holder of depositary shares representing interests in the Series D Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the depositary receipts or certificates, if any, evidencing the depositary shares or Series D Preferred Stock, respectively, to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the depositary, in the case of the depositary shares, or to our transfer agent, in the case of shares of the Series D Preferred Stock. If any depositary shares are held in book-entry form through DTC or a similar depositary, delivery of the conversion notice must comply with the applicable procedures of the depositary.

Voting the Series D Preferred Stock

Because each depositary share represents a 1/1,000th interest in a share of the Series D Preferred Stock, holders of depositary receipts will be entitled to 1/1,000th of a vote per depositary share under those limited circumstances in which holders of the Series D Preferred Stock are entitled to a vote, as described above in “Description of the Series D Preferred Stock-Voting Rights” beginning on page S-24.

When the depositary receives notice of any meeting at which the holders of the Series D Preferred Stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series D Preferred Stock, may instruct the depositary to vote the number of shares of Series D Preferred Stock, or fraction thereof, represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the Series D Preferred Stock represented by the aggregate number of depositary shares voted in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing interests in the Series D Preferred Stock, it will vote all depositary shares held by it proportionately with instructions received.

Form and Notices

The Series D Preferred Stock will be issued in registered form to the depositary, and the depositary shares will be issued in registered form to a nominee of DTC. DTC will credit beneficial interests in the depositary shares in book-entry only form through its facilities, as described below in “Book-Entry Procedures and Settlement” beginning on page S-30. The depositary will forward to the holders of depositary shares all reports, notices, and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the Series D Preferred Stock.

Ownership Limits and Restrictions on Transfer

In order to maintain our qualification as a REIT for federal income tax purposes, ownership by any person of our capital stock (including through ownership of the depositary shares) is restricted by our amended and restated certificate of incorporation. For further information regarding restrictions on ownership and transfer of our capital stock, see “Description of the Series D Preferred Stock-Restrictions on Ownership and Transfer.”

Surrender of Depositary Shares for Shares of Series D Preferred Stock

Under certain circumstances, holders may be required to surrender depositary receipts to the depositary or to us. In the event of such a surrender of depositary shares, the holder thereof will be entitled to receive the number of whole shares of Series D Preferred Stock represented by the depositary shares. See “Description of Depositary Shares-Withdrawal of Preferred Stock” and “-Amendment and Termination of the Deposit Agreement” in the accompanying prospectus.

Listing

We have applied to list the depositary shares on the Nasdaq Global Select Market under the symbol “AGNCM.” If approved, trading of the depositary shares on the Nasdaq Global Select Market is expected to commence within 30 days after the date of initial delivery of the depositary shares. While the underwriters have advised us that they intend to make a market in the depositary shares prior to commencement of any trading on the Nasdaq Global Select Market, they are under no obligation to do so and no assurance can be given that a market for the depositary shares will develop prior to commencement of trading or, if developed, will be maintained. The Series D Preferred Stock underlying the depositary shares will not be listed, and we do not expect any trading market will develop for the Series D Preferred Stock except as represented by the depositary shares.

Depositary, Transfer Agent and Registrar

Computershare Inc. and Computershare Trust Company, N.A. acting jointly, will serve as depositary. Computershare Trust Company, N.A. will serve as transfer agent and registrar.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

The depositary shares will be issued in the form of one or more depositary receipts registered in the name of Cede & Co., as a nominee for DTC.

Following the issuance of the depositary shares, DTC will credit the accounts of its participants, including Euroclear Bank, S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, with the depositary shares upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in DTC can hold beneficial interests in the depositary receipts. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in the depositary shares, so long as the depositary shares are represented by depositary receipts.

So long as DTC or its nominee is the registered owner of the depositary receipts, we, Computershare Inc. and Computershare Trust Company, N.A. will treat DTC as the sole owner or holder of the depositary shares. Therefore, except as set forth below, you will not be entitled to have depositary shares registered in your name or to receive physical delivery of the depositary receipts or Series D Preferred Stock. Accordingly, you will have to rely on the procedures of DTC and the participant in DTC through whom you hold your beneficial interest in order to exercise any rights of a holder of depositary shares. We understand that, under existing practices, DTC would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

As long as the Series D Preferred Stock is registered in the name of Computershare Inc. and Computershare Trust Company, N.A., acting jointly as depositary, and the depositary shares are represented by the depositary receipts registered in the name of DTC, we will pay dividends on the Series D Preferred Stock represented by the depositary shares to or as directed by DTC, whose nominee, Cede & Co., will be the registered holder of the depositary receipts. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of the participants on the applicable date. None of Computershare Inc., Computershare Trust Company, N.A. or we will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of DTC and the participants.

If we determine to replace the depositary receipt with depositary receipts in certificated form registered in the names of the beneficial owners, the underlying shares of the Series D Preferred Stock may be withdrawn from the depositary arrangement upon surrender of depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement. Subject to the deposit agreement, the holders of depositary receipts will receive the appropriate number of shares of Series D Preferred Stock and any money or property represented by the depositary shares.

Only whole shares of the Series D Preferred Stock may be withdrawn. If a holder holds an amount other than a whole multiple of 1,000 depositary shares, the depositary will deliver, along with the withdrawn shares of the Series D Preferred Stock, a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn shares of the Series D Preferred Stock will not be entitled to re-deposit those shares or to receive depositary shares.

Settlement

You will be required to make your initial payment for the depositary shares in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Notices

So long as the depositary receipts are held on behalf of DTC, notices to holders of depositary shares represented by a beneficial interest in the depositary receipts may be given by delivery of the relevant notice to DTC.

SUPPLEMENT TO U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary of certain U.S. federal income tax considerations supplements the discussion set forth under the heading “U.S. Federal Income Tax Considerations” in the accompanying prospectus and is subject to the qualifications set forth therein. Capitalized terms used but not defined herein have the meanings set forth in the accompanying prospectus. The following summary is for general information only and is not tax advice. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular holders of our depositary shares in light of their personal investment or tax circumstances.
EACH PROSPECTIVE HOLDER IS ADVISED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO HIM OR HER OF ACQUIRING, HOLDING, EXCHANGING, OR OTHERWISE DISPOSING OF OUR DEPOSITARY SHARES AND OF OUR ELECTION TO BE TAXED AS A REIT, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.
Consequences to Holders of Depositary Shares
General. Owners of the depositary shares will generally be treated for U.S. federal income tax purposes as if they were owners of the Series D Preferred Stock represented by such depositary shares. Accordingly, such owners will take into account, for U.S. federal income tax purposes, income to which they would be entitled if they were the direct holders of such Series D Preferred Stock. Subject to the discussion below, an investment in our Series D Preferred Stock is generally subject to the same U.S. federal income tax considerations applicable to an investment in our common stock. See “U.S. Federal Income Tax Considerations” in the accompanying prospectus , as supplemented by the updates discussed below, for a discussion of the considerations relating to an investment in our common stock, including a discussion of the taxation of AGNC Investment Corp.
Surrender of Depositary Shares. A surrender of depositary shares for Series D Preferred Stock is not a taxable event for U.S. federal income tax purposes.
Distributions. In the case of distributions (including deemed distributions) with respect to the Series D Preferred Stock underlying depositary shares, an owner of such depositary shares will generally be subject to the same rules that are applicable to distributions received by holders of our common stock, as discussed in the accompanying prospectus. However, as noted in the accompanying prospectus, in determining the extent to which a distribution will be treated as being made from our earnings and profits, our earnings and profits will be allocated on a pro rata basis, first to distributions with respect to our preferred stock, and then to our common stock. In addition, recently issued regulations modify the requirements to qualify for the 20% deduction applicable to certain ordinary income dividends received by a domestic non-corporate shareholder from a REIT (as described in “U.S. Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions” in the accompanying prospectus). Under those regulations, in order to qualify for such deduction with respect to a dividend on our shares, a shareholder must hold such shares for more than 45 days during a 91-day period beginning on the date which is 45 days before the date on which such shares become ex-dividend with respect to such dividend (taking into account certain special holding period rules that may, among other consequences, reduce a shareholder’s holding period during any period in which the shareholder has diminished its risk of loss with respect to the shares). Shareholders are urged to consult their tax advisors as to their ability to claim this deduction.
Sale or Exchange. Subject to the discussion below regarding redemptions and conversions of the Series D Preferred Stock underlying depositary shares, a sale or exchange of depositary shares will generally be treated as a sale or exchange of the underlying Series D Preferred Stock. Accordingly, an owner of depositary shares would generally realize capital gain or loss measured by the difference between the owner’s amount realized in the sale or exchange and the owner’s adjusted tax basis in its depositary shares, and such gain or loss would be treated in accordance with the sections of the discussion in the accompanying prospectus relating to sales and exchanges of common stock.
Redemptions. Whenever we redeem any Series D Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the Series D Preferred Stock so redeemed. Such a redemption will be treated under Section 302 of the Internal Revenue Code as a dividend, generally taxable in accordance with the sections of this discussion and the discussion in the accompanying prospectus relating to distributions to our stockholders, unless the redemption satisfies one or more of the tests set forth in Section 302(b) of the Internal Revenue Code that enable the redemption to be treated as a sale or exchange of the redeemed Series D Preferred Stock. A redemption will satisfy such tests if it: (i) is “substantially disproportionate” with respect to the holder; (ii) results in a “complete termination” of the holder’s stock interest in us; or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Internal Revenue Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as shares actually owned, and including other shares deemed owned by reason of the holder’s ownership of other depositary shares, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Internal Revenue Code is satisfied with respect to any particular holder of depositary shares will depend upon the facts and circumstances as of the time the determination is made, prospective investors are advised to consult their tax advisors to determine such tax treatment.
If a redemption of the Series D Preferred Stock and corresponding depositary shares is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the holders of the depositary shares. The holder’s adjusted tax basis in the depositary shares with respect to which the Series D Preferred Stock was redeemed would, in that case, be transferred to the holder’s remaining stockholdings in us (including other shares deemed owned by reason of the holder’s ownership of other depositary shares). If, however, the holder has no remaining stockholdings in us, such basis may, under certain circumstances, be transferred to a related person, or it may be lost entirely.
With respect to a redemption of our Series D Preferred Stock and corresponding depositary shares that is treated as a distribution but that is not otherwise taxable as a dividend because it exceeds our earnings and profits, the method by which a holder must reduce its basis is uncertain in situations where the holder owns different blocks of stock that were acquired at different prices and thus have different bases. The IRS has proposed Treasury regulations that would require any basis reduction associated with such a redemption to be applied on a share-by-share basis which could result in taxable gain with respect to some shares, even though the holder’s aggregate basis for the shares would be sufficient to absorb the entire amount of the redemption distribution (in excess of any amount of such distribution treated as a dividend). Additionally, these proposed Treasury regulations would not permit the transfer of basis in the redeemed shares of Series D Preferred Stock and corresponding depositary shares to the remaining shares held (directly or indirectly) by the redeemed holder. Instead, the unrecovered basis in the depositary shares representing interests in the Series D Preferred Stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. These proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when, and in what particular form such proposed Treasury regulations will ultimately be finalized.
If a redemption is not treated as a distribution to a particular holder under the Section 302(b) tests described above, it will generally be treated as to that holder as a taxable sale or other disposition, in accordance with the sections of this discussion and the discussion in the accompanying prospectus relating to sales or other dispositions of our stock by our stockholders, except that redemption proceeds attributable to declared but unpaid dividends, if any, generally would be treated as a distribution.
Conversion of the Underlying Preferred Stock in Connection with a Change of Control. The treatment of the conversion of the underlying Series D Preferred Stock to common stock pursuant to the Change of Control Conversion Right, or the receipt by a holder of Alternative Conversion Consideration in connection with a Change of Control, may depend on a number of factors, including the nature of the transaction that gives rise to the Change of Control, the nature of any Alternative Conversion Consideration, and a holder’s particular circumstances and tax status, and such transaction could be in whole or in part a taxable transaction for any particular holder. Holders should consult their own tax advisors as to the treatment of any such transaction.
FATCA Withholding
With respect to the legislation discussed in “U.S. Federal Income Tax Considerations—Taxation of Foreign Stockholders—Other Withholding Rules” in the accompanying prospectus, under proposed regulations on which taxpayers may rely, the 30% withholding tax penalty imposed on the gross proceeds from a sale or disposition of our stock is no longer required.

UNDERWRITING

Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, RBC Capital Markets, LLC, UBS Securities LLC, and Keefe, Bruyette & Woods, Inc. are acting as representatives and joint book-running managers of the offering. Subject to the terms and conditions stated in the underwriting agreement, dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of depositary shares set forth opposite such underwriter’s name.

Underwriter	Number of Shares
Morgan Stanley & Co. LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities LLC
RBC Capital Markets, LLC
UBS Securities LLC
Keefe, Bruyette & Woods, Inc.
Citigroup Global Markets Inc.

Total

The underwriting agreement provides that the obligations of the underwriters to purchase the depositary shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the depositary shares (other than those covered by the option to purchase additional depositary shares described below) if they purchase any of the shares.
Depositary shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount from the public offering price not to exceed $ per share. The underwriters may allow, and dealers may reallow, a discount not to exceed $ per share on sales to other dealers. If all the shares are not sold at the public offering price set forth on the cover of this prospectus supplement, the underwriters may change the offering price and the other selling terms.
If the underwriters sell more depositary shares than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to additional depositary shares at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement.
We have agreed that, for a period of 30 days from the date of this prospectus supplement, we will not, without the prior written consent of Morgan Stanley & Co. LLC, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any class of our capital stock (excluding the depositary shares being sold in this offering) ranking on a parity with or senior to the Series D Preferred Stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up. Morgan Stanley & Co. LLC, in its sole discretion, may release any of the securities subject to this lock-up agreement at any time without notice.
The Series D Preferred Stock has not been rated. No current market exists for the depositary shares or the Series D Preferred Stock. We intend to apply to list the depositary shares on the Nasdaq Global Select Market under the symbol “AGNCM.” If the application is approved, trading of the depositary shares on the Nasdaq Global Select Market is expected to begin within 30 days after the date of initial issuance of the depositary shares. Certain of the underwriters have advised us that they intend to make a market in the depositary shares prior to the commencement of any trading on the Nasdaq Global Select Market. They will have no obligation to make a market in the depositary shares, however, and may cease market-making activities, if commenced, at any time without notice. We cannot assure you that a market for the depositary shares will develop prior to the commencement of trading on the Nasdaq Global Select Market or, if developed, will be maintained or will provide you with adequate liquidity.
The underwriting discount per share is equal to the public offering price per depositary share less the amount paid by the underwriters to us per share. We have agreed to pay the underwriters the following discount, assuming either no exercise or full exercise by the underwriters of the underwriters’ option:

	Fee per Share	Without Exercise of Option	With Full Exercise of Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$
We estimate that our portion of the total expenses of this offering, not including the underwriting discount, will be $ .
In connection with the offering, the underwriters may purchase and sell depositary shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the option to purchase additional depositary shares, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of depositary shares than they are required to purchase in the offering.
•	“Covered” short sales are sales of depositary shares in an amount up to the number of depositary shares represented by the underwriters’ option to purchase additional depositary shares.
•	“Naked” short sales are sales of depositary shares in an amount in excess of the number of depositary shares represented by the underwriters’ option to purchase additional depositary shares.
•
Covering transactions involve purchases of depositary shares either pursuant to the underwriters’ option to purchase additional depositary shares or in the open market after the distribution has been completed in order to cover short positions.

•
To close a naked short position, the underwriters must purchase depositary shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the depositary shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•
To close a covered short position, the underwriters must purchase depositary shares in the open market after the distribution has been completed or must exercise the option to purchase additional depositary shares. In determining the source of depositary shares to close the covered short position, the underwriters will consider, among other things, the price of depositary shares available for purchase in the open market as compared to the price at which they may purchase depositary shares through the option to purchase additional depositary shares.

•	Stabilizing transactions involve bids to purchase depositary shares so long as the stabilizing bids do not exceed a specified maximum.
The underwriters may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representatives of the underwriters have repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.
Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the depositary shares. Additionally, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the depositary shares. As a result, the price of the depositary shares may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on Nasdaq, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the depositary shares. In addition, neither we nor the underwriters make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued at any time without notice.
A prospectus in electronic format may be made available on web sites maintained by one or more underwriters. Other than the prospectus in electronic format, the information on any underwriter’s web site and any information contained in any other web site maintained by an underwriter is not part of this prospectus supplement or the accompanying prospectus.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, to contribute to payments the underwriters may be required to make because of any of those liabilities and to reimburse the underwriters for certain expenses.
Other Relationships
The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time-to-time for which they have received customary fees and reimbursement of expenses and may, from time-to-time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.
We have entered into master repurchase agreements, ISDA master agreements and master securities forward transaction agreements with certain of the underwriters or their affiliates.  Certain of the underwriters or their affiliates have also acted as underwriters and/or financial advisors on a number of our equity and/or debt offerings and act as sales agents for our at-the-market program.
In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. A typical such hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the depositary shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the depositary shares. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Settlement
We expect that delivery of the shares of depositary shares will be made to investors on or about the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade depositary shares prior to their delivery will be required, by virtue of the fact that the depositary shares initially settle in T+5, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the depositary shares who wish to trade depositary shares prior to their date of delivery hereunder should consult their advisors.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Cooley LLP, New York, New York.

EXPERTS

The consolidated financial statements of AGNC Investment Corp. appearing in AGNC Investment Corp.’s Annual Report (Form 10-K) for the year ended December 31, 2018, and the effectiveness of AGNC Investment Corp.’s internal control over financial reporting as of December 31, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to you, free of charge, on the SEC’s website at http://www.sec.gov. You may also obtain additional information by visiting our website at http://www.AGNC.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of this prospectus supplement or any other report or document we file with or furnish to the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement which has been previously filed, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information included or incorporated by reference in this prospectus supplement. We have filed the documents listed below with the SEC (File No. 001-34057) under the Exchange Act and these documents are incorporated herein by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed on February 22, 2019;

•	our Current Report on Form 8-K, filed on January 25, 2019;

•	the description of our common stock set forth in our registration statement on Form 8-A, filed on May 9, 2008, and any amendment or report filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of shares hereby will be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement and any previously filed document.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (other than the exhibits to such documents which are not specifically incorporated by reference herein); we will provide this information at no cost to the requester upon written or oral request to AGNC Investment Corp., 2 Bethesda Metro Center, 12th Floor, Bethesda, Maryland 20814, telephone number (301) 968-9300.

PROSPECTUS

Common Stock
Preferred Stock
Debt Securities
Depositary Shares

By this prospectus, we may offer, from time to time, shares of our common stock, preferred stock, debt securities and depositary shares in one or more offerings (together, the “Securities”). The Securities may be offered separately or together in amounts and at prices and on terms to be disclosed in one or more supplements to this prospectus. We may describe the terms of these offerings in a term sheet that will precede the prospectus supplement. You should read this prospectus and any supplement or term sheet carefully before you decide to invest. This prospectus may not be used to consummate sales of any Securities unless it is accompanied by a prospectus supplement.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “AGNC,” our depositary shares, each representing a 1/1,000th interest in a share of our 7.750% Series B Cumulative Redeemable Preferred Stock, are listed on The Nasdaq Global Select Market under the symbol “AGNCB,” and our depositary shares, each representing a 1/1,000th interest in a share of our 7.00% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, are listed on The Nasdaq Global Select Market under the symbol “AGNCN.” As of June 13, 2018, the last reported sales price for our common stock was $18.78 per share.
Our Amended and Restated Certificate of Incorporation (our “Charter”), contains certain restrictions relating to the ownership and transfer of both our common stock and our capital stock, including a 9.8% ownership limit. These ownership limitations are intended to assist us in qualifying and maintaining our qualifications as a real estate investment trust.

Investing in our Securities involves a high degree of risk. You should consider carefully these risks together with all of the other information contained in this prospectus and any prospectus supplement before making a decision to purchase our Securities. See the sections entitled “Risk Factors” on page 1 of this prospectus and in our latest Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or other periodic reports filed by us updating such disclosure.

The Securities may be sold directly by us, through agents designated from time to time, or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section in this prospectus entitled “Plan of Distribution.” If any underwriters are involved in the sale of any Securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in the prospectus supplement. The net proceeds that we expect to receive from such sale will also be set forth in the prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 14, 2018.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the Securities in one or more offerings. This prospectus provides you with a general description of the Securities that we may offer. Each time that we sell Securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes or incorporates by reference all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Get More Information.”
Except where the context suggests otherwise, in this prospectus “we,” “us,” “our,” “AGNC” and “the Company” refer to AGNC Investment Corp., a Delaware corporation, and its subsidiaries.
You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any free writing prospectus prepared by us. We have not authorized anyone to provide you with different or additional information. This prospectus, any applicable prospectus supplement and any free writing prospectus prepared by us does not constitute an offer to sell, or a solicitation of an offer to purchase, the Securities offered by such documents in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the date on the front cover of such documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
This prospectus contains, and any applicable prospectus supplement may contain, summaries of certain provisions contained in some of the documents described herein and therein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
Information contained or incorporated by reference in this prospectus or prospectus summary may contain “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “plans,” “anticipate,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terminology. The matters described throughout this prospectus and in any exhibits to the registration statement of which this prospectus is a part, constitute cautionary statements identifying important factors with respect to any such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements.

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THE COMPANY

We are a Delaware corporation formed on January 7, 2008. We commenced operations on May 20, 2008 upon completion of our initial public offering. We operate so as to qualify to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). As a REIT, we are required to distribute annually 90% of our taxable income. So long as we continue to qualify as a REIT, we will generally not be subject to U.S. Federal or state corporate taxes on our taxable income to the extent that we distribute all our annual taxable income to our stockholders on a timely basis. It is our intention to distribute 100% of our taxable income within the time limits prescribed by the Internal Revenue Code, which may extend into the subsequent taxable year.

We earn income primarily from investing in Agency residential mortgage-backed securities (“Agency RMBS”) on a leveraged basis. These investments consist of residential mortgage pass-through securities and collateralized mortgage obligations for which the principal and interest payments are guaranteed by a U.S. Government-sponsored enterprise, such as the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac,” and together with Fannie Mae, the “GSEs”), or by a U.S. Government agency, such as the Government National Mortgage Association (“Ginnie Mae”). We may also invest in other types of mortgage and mortgage-related residential and commercial mortgage-backed securities where repayment of principal and interest is not guaranteed by a GSE or U.S. Government agency.

Our principal objective is to provide our stockholders with attractive risk-adjusted returns through a combination of monthly dividends and tangible net book value accretion. We generate income from the interest earned on our investments, net of associated borrowing and hedging costs, and net realized gains and losses on our investment and hedging activities. We fund our investments primarily through borrowings structured as repurchase agreements.

Our principal place of business is located at 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814, and our telephone number is (301) 968-9300. We maintain a website that can be accessed at http://www.AGNC.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to SEC.

RISK FACTORS
Investing in our Securities involves a high degree of risk. You should consider carefully the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (which descriptions are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our Securities. Please also see the section entitled “Where You Can Find More Information” below.
USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds from our sale of the Securities offered by this prospectus and the related prospectus supplement to finance the acquisition of agency securities, non-agency securities (including credit risk transfer securities), other mortgage-related assets and hedging instruments and for other general corporate purposes. Pending this utilization, we may temporarily invest the net proceeds in readily marketable, short-term, investment-grade, interest-bearing investments, including money market accounts, which are consistent with maintaining our qualification as a REIT. Such temporary investments would be expected to provide a lower net return than we hope to achieve from our targeted investments in agency securities, non-agency securities, and other mortgage- related assets.

RATIOS OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
The following table sets forth our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods shown:

	For the three months ended March 31, 2018	Year ended December 31,
		2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	3.01	2.40	2.51	1.57	0.31	3.32
Ratio of earnings to combined fixed charges and preferred stock dividends	2.93	2.32	2.41	1.52	0.35	3.26

For purposes of computing the ratio of earnings to fixed charges, earnings represent net income plus fixed charges. For purposes of computing the ratio of earnings to combined fixed charges and preferred stock dividends, earnings represent net income plus fixed charges and preferred stock dividends (where applicable). Fixed charges include interest expense, a portion of rent expense and preferred stock dividend expense.

PLAN OF DISTRIBUTION
Sales of our Securities

We may sell the Securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors;

•	through agents; or

•	through a combination of any of these methods of sale.
We may sell the Securities offered pursuant to this prospectus and any accompanying prospectus supplements to or through one or more underwriters or dealers or we may sell the Securities to investors directly or through agents. Each prospectus supplement, to the extent applicable, will describe the number and terms of the Securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such Securities, the public offering or purchase price of such Securities and the net proceeds we will receive from such sale. Any underwriter or agent involved in the offer and sale of the Securities will be named in the applicable prospectus supplement. We may sell Securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.
Underwriters may offer and sell the Securities at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell these Securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of these Securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Securities for whom they may act as agent. Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents.
Securities may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the Securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker- dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable Nasdaq Stock Market or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) sales “at the market” to or through one or more market makers or into an existing trading market, on an exchange or otherwise, for Securities; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers or negotiated transactions. Broker- dealers may also receive compensation from purchasers of the Securities, which is not expected to exceed that customary in the types of transactions involved.
We will set forth in a prospectus supplement the terms of the offering of Securities, including:

•	the name or names of any agents or underwriters, if any;

•	the purchase price of the Securities being offered and the proceeds we will receive from the sale;

•	any over-allotment or other options under which underwriters may purchase additional Securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which such Securities may be listed; and

•	a discussion of any other material U.S. federal income tax consideration applicable to the Securities being offered that is not otherwise discussed in this prospectus.
If we use underwriters for a sale of Securities, the underwriters will acquire the Securities for their own account. The underwriters may resell the Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the Securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the Securities of the series offered if they purchase any of the Securities of that series. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or from our purchasers (as their agents in connection with the sale of Securities). These underwriters, dealers or agents may be considered to be underwriters under the Securities Act of 1933 (the “Securities Act”). As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement accompanying this prospectus will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase Securities as a principal, and may then resell the Securities at varying prices to be determined by the dealer.
Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.
We may grant underwriters who participate in the distribution of Securities an option to purchase additional Securities to cover over-allotments, if any, in connection with the distribution or otherwise.
To facilitate the offering of the Securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Securities. This may include over-allotments or short sales of the Securities, which involve the sale by persons participating in the offering of more Securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the Securities by bidding for or purchasing Securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if Securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the Securities at a level above that which might otherwise prevail in the open market. These transactions, if commenced, may be discontinued at any time.
Any person participating in a distribution of the Securities covered by this prospectus will be subject to the applicable provisions of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations thereunder. Regulation M of the Exchange Act may limit the timing of purchases and sales of Securities by such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to our Securities for a period of up to five business days before the distribution.

DESCRIPTION OF EQUITY SECURITIES
The following is a summary of the rights and preferences of our equity Securities and related provisions of our Charter and Second Amended and Restated By-laws, as amended (our “Bylaws”). While we believe that the following description covers the material terms of our capital stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, our Charter and Bylaws and the other documents we refer to herein for a more complete understanding of our capital stock. See “Where You Can Find More Information.”

General
Our Charter provides that we may issue up to 900,000,000 shares of common stock and 10,000,000 shares of preferred stock, both having a par value of $0.01 per share. Of these shares of preferred stock, 6,900,000 shares were designated as our 8.000% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”), 8,050 shares have been designated as our 7.750% Series B Cumulative Redeemable Preferred Stock (“Series B Preferred Stock”), and 13,800 shares have been designated as our 7.00% Series C Fixed-to-Floating Cumulative Redeemable Preferred Stock (“Series C Preferred Stock”). In September 2017, we redeemed all of our issued and outstanding shares of Series A Preferred Stock for $173 million (or $25 per share liquidation preference), plus accrued and unpaid dividends, and, in October 2017, we filed a Certificate of Elimination of our Series A Preferred Stock with the Secretary of State of the State of Delaware, which eliminated the designation of Series A Preferred Stock from our Charter. As of June 13, 2018, 427,362,043 shares of our common stock, 7,000 shares of our Series B Preferred Stock, and 13,000 shares of our Series C Preferred Stock were issued and outstanding.
All shares of common stock offered hereby will be duly authorized, fully paid and nonassessable. The statements below describing the common stock are in all respects subject to and qualified in their entirety by reference to our Charter and Bylaws.

Common Stock
Voting Rights
Subject to the restrictions contained in our Charter regarding the transfer and ownership of our capital stock and except as may otherwise be specified in the terms of any class or series of common stock, our common stockholders are entitled to one vote per share. Our common stockholders are not entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all holders of our common stock present in person or represented by proxy, voting together as a single class; provided, that if the number of nominees for director exceeds the number of directors to be elected at our annual meeting, each director shall be elected by a plurality of the votes cast. Except as otherwise provided by law, amendments to our Charter must be approved by a majority or, with respect to provisions relating to the powers, numbers, classes, elections, terms and removal of our directors, the ability to fill vacancies on our Board of Directors and our election to qualify as a REIT, 66% of the combined voting power of all shares of all classes of capital stock entitled to vote generally in the election of directors, voting together as a single class.

Dividend Rights
Subject to the restrictions contained in our Charter regarding the transfer and ownership of our capital stock, our common stockholders will share ratably (based on the number of common shares held) if and when any dividend is declared by our Board of Directors.

Liquidation Rights
On our liquidation, dissolution or winding up, each of our common stockholders will be entitled to a pro rata dividend of any assets available for distribution to common stockholders.

Other Matters
In the event of our merger or consolidation with or into another company in connection with which shares of common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all of our common stockholders will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). No shares of our common stock will be subject to redemption or have preemptive rights to purchase additional shares.

Preferred Stock
Our Charter provides that our Board of Directors has the authority, without action by the stockholders, to designate and issue up to 10,000,000 shares of preferred stock in one or more classes or series and to fix the rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, which may be greater than the rights of the holders of the common stock. Any issuance of shares of preferred stock could adversely affect the voting power of holders of common stock, and the likelihood that the holders will receive dividend payments and payments upon liquidation could have the effect of delaying, deferring or preventing a change in control.

This prospectus provides you with a general description of the preferred stock we may offer. Each time we sell preferred stock, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the preferred stock, including, to the extent applicable:

•	designation or classification;

•	redemption terms;

•	dividends;

•	listing on a securities exchange;

•	conversion rights; and

•	voting or other rights.

Description of Series B Preferred Stock Underlying Our Depositary Shares

On May 7, 2014, we filed a certificate of designations (the “Series B Certificate of Designations”) with the Secretary of State of the State of Delaware to designate 8,050 shares of our authorized preferred stock, par value $0.01 per share, as shares of 7.750% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”) with the powers, designations, preferences and other rights as set forth therein. The Series B Certificate of Designations became effective upon filing on May 7, 2014 and is incorporated herein by reference. On May 8, 2014, we issued 7,000 shares of the Series B Preferred Stock, which shares were deposited with Computershare Inc. and Computershare Trust Company, N.A., jointly as depositary, against which depositary receipts evidencing 7,000,000 depositary shares were issued, all of which remain outstanding as of June 13, 2018. Each depositary share represents 1/1,000th of a share of Series B Preferred Stock. The depositary shares underlying the Series B Preferred Stock are listed on the Nasdaq Global Select Market under the symbol “AGNCB.”

Ranking. The Series B Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, (1) senior to all classes or series of our common stock and to all other equity Securities issued by us other than equity Securities referred to in clauses (2) and (3); (2) on a parity with all equity Securities issued by us with terms specifically providing that those equity Securities rank on a parity with the Series B Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; (3) junior to all equity Securities issued by us with terms specifically providing that those equity Securities rank senior to the Series B Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and (4) effectively junior to all of our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock) and to the indebtedness of our existing subsidiaries and any future subsidiaries.

Distributions. Holders of the Series B Preferred Stock are entitled to receive cumulative cash dividends at a rate of 7.750% per annum of the $25,000 per share liquidation preference (equivalent to $1,937.50 per annum per share of Series B Preferred Stock or $1.9375 per annum per depositary share). Dividends are payable quarterly in arrears on the 15th day of each January, April, July and October, provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day. Dividends accumulate and are cumulative from, and including, the date of original issuance (May 8, 2014). Dividends are payable to holders of record as they appear in our stock records for the Series B Preferred Stock at the close of business on the applicable record date, which is the first day of the calendar month, whether or not a business day, in which the applicable dividend payment date falls.

Liquidation Preference. If we liquidate, dissolve or wind up, holders of the Series B Preferred Stock will have the right to receive $25,000 per share, plus any accumulated and unpaid dividends to, but not including, the date of payment, before any payment is made to the holders of our common stock.

Redemption. The Series B Preferred Stock will not be redeemable before May 8, 2019, except under circumstances intended to preserve our qualification as a REIT for federal income tax purposes and except upon the occurrence of a Change of Control (as defined in the Series B Certificate of Designations). On or after May 8, 2019, we may, at our option, redeem any or all of the shares of the Series B Preferred Stock at $25,000 per share ($25.00 per depositary share) plus any accumulated and unpaid dividends to, but not including, the redemption date. In addition, upon the occurrence of a Change of Control, we may, at our option, redeem any or all of the shares of Series B Preferred Stock within 120 days after the first date on which such Change of Control occurred at $25,000 per share ($25.00 per depositary share) plus any accumulated and unpaid dividends to, but not including, the redemption date.

Maturity. The Series B Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless repurchased or redeemed by us or converted into our common stock in connection with a Change of Control by the holders of Series B Preferred Stock.

Voting Rights. Holders of Series B Preferred Stock will generally have no voting rights. However, if we do not pay dividends on the Series B Preferred Stock for six or more quarterly dividend periods (whether or not consecutive), the holders of the Series B Preferred Stock (voting separately as a class with the holders of all other classes or series of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election referred to below) will be entitled to vote for the election of two additional directors to serve on our Board of Directors until we pay, or declare and set aside funds for the payment of, all dividends that we owe on the Series B Preferred Stock, subject to certain limitations. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock is required for us to authorize or issue any class or series of stock ranking prior to the Series B Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up, to amend any provision of our Charter so as to materially and adversely affect any rights of the Series B Preferred Stock or to take certain other actions.

Conversion. Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the right (subject to our election to redeem the Series B Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined in the Series B Certificate of Designations)) to convert some or all of the Series B Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series B Preferred Stock determined by formula, in each case, on the terms and subject to the conditions described in the Series B Certificate of Designations, including provisions for the receipt, under specified circumstances, of alternative consideration.

Description of Series C Preferred Stock Underlying Our Depositary Shares

On August 17, 2017, we filed a certificate of designations (the “Series C Certificate of Designations”) with the Secretary of State of the State of Delaware to designate 13,800 shares of our authorized preferred stock, par value $0.01 per share, as shares of 7.00% Series C Fixed-to-Floating Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”) with the powers, designations, preferences and other rights as set forth therein. The Series C Certificate of Designations became effective upon filing on August 17, 2017 and is incorporated herein by reference. On August 22, 2017, we issued 12,000 shares of the Series C Preferred Stock, which shares were deposited with Computershare Inc. and Computershare Trust Company, N.A., jointly as depositary, against which depositary receipts evidencing 12,000,000 depositary shares were issued, all of which remain outstanding as of June 13, 2018. Each depositary share represents 1/1,000th of a share of Series C Preferred Stock. The depositary shares underlying the Series C Preferred Stock are listed on the Nasdaq Global Select Market under the symbol “AGNCN.”

Ranking. The Series C Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, (1) senior to all classes or series of our common stock and to all other equity Securities issued by us other than equity Securities referred to in clauses (2) and (3); (2) on a parity with all equity Securities issued by us with terms specifically providing that those equity Securities rank on a parity with the Series C Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, including the Series B Preferred Stock; (3) junior to all equity Securities issued by us with terms specifically providing that those equity Securities rank senior to the Series C Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and (4) effectively junior to all of our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock) and to the indebtedness of our existing subsidiary and any future subsidiaries.

Distributions. Holders of shares of the Series C Preferred Stock are entitled to receive, when, as and if declared by our Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends. The initial dividend rate for the Series C Preferred Stock from and including the date of original issuance to, but not including, October 15, 2022 (the “Fixed Rate Period”) is at the rate of 7.00% of the $25,000 liquidation preference per share of Series C Preferred Stock per annum (equivalent to $1,750 per annum per share of Series C Preferred Stock or $1.75 per annum per depositary share). On and after October 15, 2022 (the “Floating Rate Period”), dividends on the Series C Preferred Stock will accumulate at a percentage of the $25,000 liquidation preference per share of Series C Preferred Stock equal to an annual floating rate of the Three-Month LIBOR Rate plus a spread of 5.111%. Dividends on the Series C Preferred Stock accumulate daily and are cumulative from, and including, the date of original issue (August 22, 2017) and are payable quarterly in arrears on the 15th day of each January, April, July and October; provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day. Dividends accumulate and are cumulative from, and including, the date of original issuance. Dividends payable for any dividend period during the Fixed Rate Period will be calculated on the basis of a 360-day year consisting of twelve 30-day months, and dividends payable for any dividend period during the Floating Rate Period will be calculated on the basis of a 360-day year and the number of days actually elapsed. Dividends will be payable to holders of record as they appear in our stock records for the Series C Preferred Stock at the close of business on the applicable record date, which shall be the first day of the calendar month, in which the applicable dividend payment date falls.

Liquidation Preference. In the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of the Series C Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any class or series of our capital stock we may issue ranking senior to the Series C Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25,000 per share ($25.00 per depositary share), plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our stock that we may issue that ranks junior to the Series C Preferred Stock as to liquidation rights.

Redemption. The Series C Preferred Stock will not be redeemable by us prior to October 15, 2022, except under circumstances intended to preserve our qualification as a REIT for federal income tax purposes and except upon the occurrence of a Change of Control (as defined in the Series C Certificate of Designations). On or after October 15, 2022, we may, at our option, redeem any or all of the shares of the Series C Preferred Stock at $25,000 per share ($25.00 per depositary share) plus any accumulated and unpaid dividends to, but not including, the redemption date. In addition, upon the occurrence of a Change of Control, we may, at our option, redeem any or all of the shares of Series C Preferred Stock within 120 days after the first date on which such Change of Control occurred at $25,000 per share ($25.00 per depositary share) plus any accumulated and unpaid dividends to, but not including, the redemption date.

Maturity. The Series C Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless repurchased or redeemed by us or converted into our common stock in connection with a Change of Control by the holders of Series C Preferred Stock.

Voting Rights. Holders of Series C Preferred Stock will generally have no voting rights. However, if we do not pay dividends on the Series C Preferred Stock for six or more quarterly dividend periods (whether or not consecutive), the holders of the Series C Preferred Stock (voting separately as a class with the holders of all other classes or series of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series C Preferred Stock in the election referred to below) will be entitled to vote for the election of two additional directors to serve on our Board of Directors until we pay, or declare and set aside funds for the payment of, all dividends that we owe on the Series C Preferred Stock, subject to certain limitations. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock is required for us to authorize or issue any class or series of stock ranking senior to the Series C Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up, to amend any provision of our Charter so as to materially and adversely affect any rights of the Series C Preferred Stock or to take certain other actions.

Conversion. Upon the occurrence of a Change of Control, each holder of Series C Preferred Stock will have the right (subject to our election to redeem the Series C Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined in the Series C Certificate of Designations)) to convert some or all of the Series C Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series C Preferred Stock determined by a formula, in each case, on the terms and subject to the conditions described in the Series C Certificate of Designations, including provisions for the receipt, under specified circumstances, of alternative consideration.

Restrictions on Ownership and Transfer of Our Capital Stock
In order to qualify as a REIT under the Internal Revenue Code, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the second half of any calendar year.
Our Charter, subject to certain exceptions, contains restrictions on the number of shares of our common stock and our capital stock that a person may own and may prohibit certain entities from owning our shares. Our Charter provides that (subject to certain exceptions described below) no person may beneficially or constructively own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of either our common stock or our capital stock. Pursuant to our Charter, our Board of Directors has the power to increase or decrease the percentage of our common stock and our capital stock that a person may beneficially or constructively own. However, any decreased stock ownership limit will not apply to any person whose percentage ownership of our common stock or our capital stock, as the case may be, is in excess of such decreased stock ownership limit until that person’s percentage ownership of our common stock or our capital stock, as the case may be, equals or falls below the decreased stock ownership limit. Until such a person’s percentage ownership of our common stock or our capital stock, as the case may be, falls below such decreased stock ownership limit, any further acquisition of common stock will be in violation of the decreased stock ownership limit. If our Board of Directors changes the stock ownership limit, it will (i) notify each stockholder of record of any such change, and (ii) publicly announce any such change, in each case at least 30 days prior to the effective date of such change.

Our Charter also prohibits any person from beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and from transferring shares of our capital stock if the transfer would result in our capital stock being beneficially owned by fewer than 100 persons. In addition, no such person may own an interest in any tenant that would cause us to own, actually or constructively, more than a 9.9% interest in such tenant. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares of our capital stock that are transferred to the trust (as described below), is required to give written notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our Board of Directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.
Our Board of Directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our Board of Directors such conditions, representations and undertakings as our Board of Directors may deem reasonably necessary to conclude that granting the exemption will not cause us to lose our qualification as a REIT. Our Board of Directors may also require a ruling from the Internal Revenue Service (the “IRS”) or an opinion of counsel in order to determine or ensure our qualification as a REIT in the context of granting such exemptions.
Any attempted transfer of our capital stock which, if effective, would result in a violation of the foregoing restrictions will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our Charter) prior to the date of the transfer. If, for any reason, the transfer to the trust does not occur or would not prevent a violation of the restrictions on ownership contained in our Charter, our Charter provides that the purported transfer will be void ab initio. Shares of our capital stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of our capital stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of capital stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of capital stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Delaware law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
Within 20 days of receiving notice from us that shares of our capital stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows: the proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our Charter) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our capital stock have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.
In addition, shares of our capital stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.
Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) in number or in value of all classes or series of our capital stock, including shares of our common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our capital stock that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request to determine the effect, if any, of the beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limitations. In addition, each such owner shall, upon demand, be required to provide to us such information as we may request, in good faith, to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the 9.8% ownership limitations in our Charter.
These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or might otherwise be in the best interests of our stockholders.

Anti-Takeover Effects of Delaware Law and Our Charter and Bylaws
Our Charter and Bylaws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and that may have the effect of delaying, deferring or preventing a future takeover or change in control of our Company unless the takeover or change in control is approved by our Board of Directors. In addition to the above-described restrictions regarding the transfer and ownership of our capital stock, these provisions include the following:

Stockholder Action by Written Consent
Our Charter provides that stockholder action may not be taken by written consent in lieu of a meeting and that stockholder action may be taken only at an annual or special meeting of stockholders.

Elimination of the Ability to Call Special Meetings
Our Bylaws provide that, except as otherwise required by law, special meetings of our stockholders can only be called by our chief executive officer, pursuant to a resolution adopted by a majority of our Board of Directors or a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call such meetings, or by the chair of our Board of Directors. Stockholders are not permitted to call a special meeting or to require our Board of Directors to call a special meeting.

Removal of Directors; Board of Directors Vacancies
Our Charter provides that members of our Board of Directors may only be removed for cause, and only with the affirmative vote of the holders of at least 66% of the combined voting power of all the shares of all classes of our capital stock entitled to vote generally in the election of directors. Our Bylaws provide that only our Board of Directors may fill vacant directorships. These provisions would prevent a stockholder from gaining control of our Board of Directors by removing incumbent directors and filling the resulting vacancies with such stockholder’s own nominees.

Amendment of Certificate of Incorporation and By-laws
The General Corporation Law of the State of Delaware, or DGCL, provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend or repeal a corporation’s certificate of incorporation or by-laws, unless the certificate of incorporation requires a greater percentage. Our Charter generally requires the approval of both a majority of the combined voting power of all the classes of shares of our capital stock entitled to vote generally in the election of directors and a majority of the members of our Board of Directors to amend any provisions of our Charter except that provisions of our Charter relating to the powers, numbers, classes, elections, terms and removal of our directors, the ability to fill vacancies on our Board of Directors and our election to qualify as a REIT requires the affirmative vote of at least 66% of the combined voting power of all the shares of all classes of our capital stock entitled to vote generally in the election of directors. In addition, our Charter (i) grants our Board of Directors the authority to amend and repeal our Bylaws without a stockholder vote in any manner not inconsistent with the DGCL and (ii) requires that stockholders may only amend our Bylaws with the affirmative vote of 66% of the combined voting power of all the shares of all classes of our capital stock entitled to vote generally in the election of directors.
The foregoing provisions of our Charter and Bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by our Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

Section 203 of the DGCL
We will not be subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly- held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of a corporation’s voting stock. In our original certificate of incorporation, we elected not to be bound by Section 203.

Limitations on Liability and Indemnification of Officers and Directors
Our Charter and Bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL, except that such directors and officers will not be indemnified to the extent that any such person has committed willful misfeasance, bad faith, gross negligence or reckless disregard involved in the conduct of such person’s duty to or for us. In addition, as permitted by Delaware law, our Charter includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable to the extent such director has committed willful misfeasance, bad faith, gross negligence or reckless disregard of such director’s duties involved in the conduct of the office of director.
These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Transfer Agent and Registrar
The transfer agent and registrar for our shares of capital stock is Computershare Trust Company, N.A. The principal business address of Computershare Trust Company, N.A. is P.O. Box 43010, Providence, Rhode Island 02940-3010.

DESCRIPTION OF DEBT SECURITIES
The following description briefly sets forth certain general terms and provisions of the debt securities that may be offered by this prospectus and any applicable prospectus supplement. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and U.S. Bank National Association, as trustee. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (the “TIA”). You should read the summary set forth below, the applicable prospectus supplement and the provisions of the indenture and supplemental indenture and/or company order, if any, in their entirety before investing in our debt securities. See “Where You Can Find More Information.”

General
We may offer debt securities, which may be senior or subordinated, secured or unsecured, guaranteed or non-guaranteed and convertible or non-convertible. We may sell these debt securities at par or at a substantial discount below their stated principal amount, including original issue discount securities. United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, may constitute a single series of securities under the indenture.
The prospectus supplement relating to any series of debt securities that we may offer will specify the aggregate principal amount of such debt securities to be offered and will contain the specific terms of such debt securities, including:

•	the title of the debt securities and any limit on the aggregate principal amount of the debt securities of such series;

•	the date(s) on which the debt securities may be issued and on which the principal and premium, if any, thereof will be payable, or the method for determining the same;

•
the interest rate(s) or the method for determining the same, whether interest shall be payable in cash or additional securities, the dates on which interest will accrue or the method for determining such dates and the dates on which interest will be payable;

•
the currency, currencies or currency units in which the debt securities will be denominated or in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable, if other than U.S. dollars;

•
any time period within which or the manner in which, and the terms and conditions upon which, we or the holders of the debt securities can select the payment currency, if other than that in which the securities are denominated;

•
place(s) where payment of principal and interest may be made, where debt securities may be presented for registration of transfer, exchange or conversion, and where notices or demands upon us may be made;

•	redemption or early repayment provisions, including at our option or at the option of the holders;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	authorized denominations, if other than $2,000 and any integral multiples of $1,000;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;

•
whether such debt securities will be issued in whole or in part in the form of one or more global securities, the depositary for any such global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	whether the debt securities will be subordinated and the terms of such subordination;

•	whether the debt securities will be secured and the terms of any security agreement or arrangement;

•	any restriction or condition on the transferability of the debt securities;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•
provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	any covenants applicable to the particular debt securities being issued; and

•
any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

Consolidation, Merger and Sale of Assets

We may not consolidate or merge with or into or sell, convey, transfer or lease all or substantially all of our assets to another entity unless we are the continuing entity or the successor, transferee or lessee entity (if other than us) expressly assumes our obligations under the indenture and the debt securities issued under the indenture and, immediately after giving effect to the transaction, we or the successor, transferee or lessee entity (if other than us) would not be in default in the performance of any covenant or condition of the indenture.

Events of Default
The following are “events of default” under the indenture with respect to any series of notes issued under the indenture:

•	failure to pay any installment of interest on the notes when due, continued unremedied for a period of 30 days;

•	failure to pay principal of or any premium on any series of notes when payable;

•	failure to pay a sinking fund installment (if any) on the notes when payable, continued unremedied for a period of 30 days;

•
failure to perform any other of our covenants or agreements in the indenture (other than a covenant or agreement included in the indenture solely for the benefit of one or more series of debt securities other than the notes to which this prospectus pertains, or a covenant or agreement specifically addressed by other enumerated events of default), which failure shall not have been remedied for a period of 90 days after written notice by the trustee to us or by the holders of at least 25% in aggregate principal amount of the outstanding notes of such series to us and the trustee as provided in the indenture; and

•	certain specified events under bankruptcy, insolvency or other similar laws with respect to us.

These events of default may be modified, and any additional events of default may be specified, with respect to any series of notes issued under the indenture pursuant to a supplemental indenture thereto or a company order.

If an event of default with respect to the notes (other than an event of default relating to certain specified events under bankruptcy, insolvency or similar laws) occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of any series may declare the principal amount of all the outstanding notes of such series to be due and payable immediately. If an event of default relating to certain specified events under bankruptcy, insolvency or similar laws occurs and is continuing, then the principal amount of all the outstanding notes issued under the Indenture shall automatically become due and payable immediately without any declaration or other action on the part of the trustee or the note holders. At any time after a declaration of acceleration with respect to the notes of any series has been made, but before a judgment or decree for payment of the money due has been obtained thereon, the holders of a majority in aggregate principal amount of the outstanding notes of such series may rescind and annul the acceleration, provided that we have paid or deposited with the trustee sufficient amounts owed to the trustee and noteholders of such series then due thereupon.

The indenture provides that within 90 days after the occurrence thereof, and if known to the trustee, the trustee will give the holders of the notes of the applicable series notice of each event which is or, after notice or lapse of time or both, would become an event of default with respect of the notes of such series, unless such default has been cured or waived before the giving of such notice. Except in the case of default in the payment of principal, premium, if any, or interest on any notes, the trustee shall be protected in withholding the notice if our Board of Directors or the trustee in good faith determines that the withholding of the notice is in the interests of the holders of outstanding notes.

The indenture provides that, subject to the duty of the trustee during the continuance of an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes of a particular series, unless the holders of notes of such series shall have offered to the trustee security or indemnity satisfactory to the trustee. Subject to such provisions for the indemnification of the trustee and subject to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of such series.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the indenture and as to any default in our performance.

Modification of the Indenture

The indenture provides that we and the trustee may, without the consent of the holders of any debt securities issued under the indenture, enter into supplemental indentures for the purposes, among other things, of:

•	adding to the covenants or events of default for the benefit of holders of all or any series of debt securities or surrendering any right or power conferred upon us;

•	deleting or modifying any events of default with respect to any series of debt securities, the form and terms of which are being established pursuant to such supplemental indenture;

•
adding to or changing any provision of the indenture to provide, change or eliminate any restrictions on the payment of principal or premium that does not adversely affect the interests of the holders of any series of debt securities in any material respect;

•	changing or eliminating any provisions of the indenture so long as there are no holders of debt securities of any series entitled to the benefit of such provisions;

•	evidencing the succession of another entity to the indenture and the assumption by such entity of our covenants and obligations under the indenture;

•	evidencing the appointment of a successor trustee under the indenture;

•	securing the debt securities of any series;

•
curing ambiguities in the indenture, correcting or supplementing any provision which may be defective or inconsistent with any other provision, and conforming the terms of the indenture applicable to the debt securities of any series to the description of the terms of such debt securities in the applicable offering memorandum, prospectus or other offering document;

•	adding to, changing or eliminating any provision of the indenture as may be necessary or desirable in accordance with the TIA;

•	adding guarantors or co-obligors with respect to the debt securities of any series, or to release guarantors from guarantees in accordance with the terms of the indenture;

•	making any change in any series of debt securities that does not adversely affect in any material respect the rights of holders of such debt securities;

•	to provide for uncertificated debt securities;

•
supplementing the indenture to permit or facilitate the defeasance and discharge of any debt securities issued thereunder that does not adversely affect the interests of the holders of any series of debt securities in any material respect;

•	to prohibit the authentication and delivery of additional series of debt securities; and

•	establishing the form and terms of the debt securities of any series as permitted by the indenture and authorizing the issuance of additional debt securities of a series previously authorized.

With specific exceptions, the indenture or the rights of the holders of the notes of a particular series may be modified by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the notes of such series, but no modification may be made without the consent of the holder of each outstanding note of any series affected thereby that, among other things, would:

•	extend the maturity of any payment of principal of or any installment of interest on any notes;

•	reduce the principal amount of any note, or the interest thereon, or any premium payable on any note;

•	change any place of payment where, or the currency in which, any note or any premium or interest is denominated or payable;

•	impair the right to sue for the enforcement of any payment on or after its stated maturity or redemption date, if applicable;

•	materially adversely affect the economic terms of any right to convert or exchange any debt security;

•
reduce the percentage in principal amount of outstanding notes of any series required to consent to any supplemental indenture, any waiver of compliance with provisions of the indenture or specific defaults and their consequences provided for in the indenture;

•	reduce the requirements of the indenture for voting or otherwise modify the sections in the indenture relating to these consents and waivers; or

•	modify the rights, duties and immunities of the trustee without its written consent.
Satisfaction and Discharge of Indenture

The indenture, with respect to any series of notes issued thereunder (except for certain surviving obligations specified therein), will cease to be of further effect upon (a) delivery to the trustee for cancellation all notes of such series previously authenticated, or (b) all securities of such series have become due and payable or will become due and payable within one year or are to be called for redemption within one year and funds sufficient for the payment in full of the principal of and premium, if any, and interest on the notes of such series have been deposited with the trustee.

Discharge and Defeasance

At our option, either (a) we shall be discharged from our obligations with respect to a particular series of notes (subject to survival of certain limited provisions in the indenture) or (b) we will cease to be under any obligation to comply with the covenants applicable with respect to a particular series of notes, in either case by depositing with the trustee cash or U.S. government obligations (or combination thereof) sufficient to pay the principal of and premium, if any, and interest on such notes to their maturity or redemption date in accordance with the terms of the indenture and the notes of such series, provided that no default under the indenture has occurred and is continuing and that we shall have delivered to the trustee an opinion of counsel to the effect that holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Company’s election to discharge or defease the notes of such series.

Reports

The indenture provides that we will file with the trustee and the SEC, and transmit to holders of debt securities, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the TIA.

Trustee

U.S. Bank National Association is the initial trustee, registrar, paying agent and, where applicable, conversion agent under the indenture. Any other entity that is named to serve in any such capacity in place thereof with respect to a particular series of notes will be named in the prospectus supplement applicable to such series of notes.

Global Securities
Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred, except as a whole by the depositary for such global security to a nominee of such depositary, or by a nominee of such depositary to such depositary or another nominee of such depositary, or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Governing Law
The indenture and the debt securities shall be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES
The following summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms that will be disclosed in the applicable prospectus supplement. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us and any deposit agreement relating to a particular series of preferred stock, which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A form of the deposit agreement, including the form of depositary receipt, is attached as an exhibit to the registration statement of which this prospectus forms a part. You should read carefully the more detailed provisions of the deposit agreement and the form of depositary receipt for provisions that may be important to you.

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock. As of June 13, 2018, 7,000,000 Series B depositary shares were issued and outstanding, with each depositary share representing 1/1,000th of a share of our Series B Preferred Stock and 12,000,000 Series C depositary shares were issued and outstanding, with each depositary share representing 1/1,000th of a share of our Series C Preferred Stock. See “Description of Equity Securities- Description of Series B Preferred Stock Underlying Our Depositary Shares” for a description of the terms of the Series B Preferred Stock underlying the Series B depositary shares and “Description of Equity Securities- Description of Series C Preferred Stock Underlying Our Depositary Shares” for a description of the terms of the Series C Preferred Stock underlying the Series C depositary shares.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received by it in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders, subject to any applicable tax withholding requirements. The depositary will distribute any securities or property (other than cash) received by it in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders in any manner that the depositary and we deem equitable and practicable.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or ratably or by any other equitable method as the depositary may decide.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock. However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the depositary to vote the amount of the preferred stock represented by such holder's depositary shares. The depositary will insofar as practicable vote or cause to be voted the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. The depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such series of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares or would be materially and adversely inconsistent with the rights granted to holders of the applicable series of preferred stock under our certificate of incorporation will not be effective unless such amendment has been approved by the holders of at least two thirds of the affected depositary shares then outstanding. Except as required by law, no amendment shall impair the right of any holder of depositary receipts to receive the number of shares of the applicable series of preferred stock and all money or other property represented thereby. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement, which has been amended thereby.

The deposit agreement automatically terminates if all outstanding depositary shares have been redeemed or a final distribution in respect of the deposited preferred stock has been made to the holders of depositary shares in connection with our liquidation, dissolution or winding up. The deposit agreement may be terminated by us upon not less than 30 days prior written notice to the depositary if holders of a majority of depositary shares of the applicable series consent thereto. In such event, the depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of such depositary receipts, the number of whole or fractional shares of the related series of preferred stock as are represented by such depositary shares and any other property held by the depositary in respect thereof.

Fees, Charges and Expenses of Depositary

All fees, charges and expenses of the depositary or any agent of the depositary, including any transfer or other taxes and governmental charges arising solely by from the existence of the deposit agreement, shall be payable by us.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the deposited preferred stock and not otherwise made publicly available.

Neither we nor the depositary nor its agents assume any obligation under the deposit agreement other than, and neither we nor they will be liable under the deposit agreement for our or their acts or omissions with respect to, our or their bad faith, gross negligence or willful misconduct, respectively. Neither we nor the depositary nor its agents will be obligated to appear in, prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of U.S. federal income tax consequences generally applicable to an investment in common stock of AGNC Investment Corp. This summary does not discuss the consequences of an investment in shares of our preferred stock, debt securities, warrants or other securities. The tax consequences of such an investment will be discussed in a relevant prospectus supplement. For purposes of this section under the heading “U.S. Federal Income Tax Considerations,” references to “AGNC Investment Corp.,” “we,” “our” and “us” mean only AGNC Investment Corp. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department (“Treasury”), rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we will operate AGNC Investment Corp. and its subsidiaries and affiliated entities in accordance with their applicable organizational documents or partnership agreements. This summary is for general information only and is not tax advice. The Internal Revenue Code provisions governing the U.S. federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof. Moreover, this summary does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	Financial institutions;

•	Insurance companies;

•	Broker-dealers;

•	Regulated investment companies;

•	Partnerships and trusts;

•	Persons who hold our stock on behalf of other persons as nominees;

•	Persons who receive AGNC Investment Corp. stock through the exercise of employee stock options or otherwise as compensation;

•	Persons holding AGNC Investment Corp. stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	U.S. expatriates;

•	Persons whose functional currency is not the U.S. dollar;

•	Persons subject to the mark-to-market method of accounting for their securities;

•	Persons who own (actually or constructively) more than 10% of our stock;
and, except to the extent discussed below:

•	Tax-exempt organizations; and

•	Foreign investors.
This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.
THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES TO ANY PARTICULAR STOCKHOLDER OF HOLDING OUR COMMON STOCK WILL DEPEND ON THE STOCKHOLDER'S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES OF ACQUIRING, HOLDING, EXCHANGING, OR OTHERWISE DISPOSING OF OUR COMMON STOCK.
Taxation of AGNC Investment Corp.
We have elected to be taxed as a REIT, commencing with our initial taxable year ended December 31, 2008. We believe that we have been organized and have operated in such a manner that permits us to satisfy the requirements for taxation as a REIT under the applicable provisions of the Internal Revenue Code.

The law firm of Skadden, Arps, Slate, Meagher & Flom LLP has acted as our tax counsel in connection with the filing of this registration statement. In connection with the filing of this registration statement, we expect to receive an opinion of Skadden, Arps, Slate, Meagher & Flom LLP to the effect that, commencing with our initial taxable year, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our actual method of operation has enabled, and our proposed method of operation will continue to enable, us to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2018 and subsequent years. It must be emphasized that the opinion of Skadden, Arps, Slate, Meagher & Flom LLP will be based on various assumptions relating to our organization and operation and will be conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Skadden, Arps, Slate, Meagher & Flom LLP or by us that we will qualify as a REIT for any particular year. The opinion will be expressed as of the date issued and will not cover subsequent periods. Skadden, Arps, Slate, Meagher & Flom LLP will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.
Qualification and taxation as a REIT depends on the ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.
Taxation of REITs in General
As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “-Requirements for Qualification-General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “-Failure to Qualify.”
Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.
Most domestic stockholders that are individuals, trusts or estates are taxed on corporate dividends at a reduced maximum rate (the same as long-term capital gains). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. However, for taxable years that begin after December 31, 2017, and before January 1, 2026, stockholders that are individuals, trusts or estates generally are entitled to a deduction equal to 20% of the aggregate amount of ordinary income dividends received from a REIT, subject to certain limitations. See “-Taxation of Stockholders-Taxation of Taxable Domestic Stockholders-Distributions.”
Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “-Taxation of Stockholders-Taxation of Taxable Domestic Stockholders-Distributions.”
In any year in which we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.
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If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “-Prohibited Transactions,” and “-Foreclosure Property,” below.

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If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or REMIC), we could be subject to corporate level U.S. federal income tax at the highest applicable rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax.

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If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate.

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If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

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If we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate if that amount exceeds $50,000 per failure.

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If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's stockholders, as described below in “-Requirements for Qualification-General.”

•	A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary (“TRS”) (as described below) that do not reflect arm's-length terms.
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If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following their acquisition from the subchapter C corporation.

•	The earnings of our subsidiaries, including any TRS, may be subject to U.S. federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification-General
The Internal Revenue Code defines a REIT as a corporation, trust or association:
(1) that is managed by one or more trustees or directors;
(2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;
(3) that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;
(4) that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;
(5) the beneficial ownership of which is held by 100 or more persons;

(6) in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities); and
(7) which meets other tests described below, including with respect to the nature of its income and assets.
The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation's initial tax year as a REIT (which, in our case, was 2008). Our amended and restated certificate of incorporation provides restrictions regarding the ownership and transfers of our stock, which are intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above.
To monitor compliance with the stock ownership requirements, we generally are required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our stock and other information.
In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year-end, and thereby satisfy this requirement.
The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “-Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see “-Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.
Effect of Subsidiary Entities
Ownership of Partnership Interests. If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership's assets, and to earn our proportionate share of the partnership's income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership's assets and income is based on our capital interest in the partnership (except that for purposes of the value prong of the 10% asset test, described below, our proportionate share of the partnership's assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.
If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
Disregarded Subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for U.S. federal income tax purposes, and all of the subsidiary's assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly-owned by a REIT. Other entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly-owned-for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours-the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “-Asset Tests” and “-Income Tests.”
Taxable Subsidiaries. In general, we may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat such subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable corporation generally is subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.
We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income (such as management fees or certain income with respect to mortgage servicing rights) or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.
The deductibility of interest paid or accrued by a TRS to its parent REIT could be limited under the Code. Accordingly, if we lend money to a TRS, the TRS may be unable to deduct all or a part of the interest paid on that loan, and the lack of an interest deduction could result in a material increase in the amount of tax paid by the TRS. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis. We intend that all of our transactions with our TRSs will be conducted on an arm's-length basis.
We may hold a significant amount of assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 20% of our assets. In general, we intend that loans that we originate or buy with an intention of selling in a manner that might expose us to a 100% tax on “prohibited transactions” will be originated or sold by a TRS. We anticipate that the TRS through which any such sales are made may be treated as a dealer for U.S. federal income tax purposes. As a dealer, the TRS may in general mark all the loans it holds on the last day of each taxable year to their market value, and may recognize ordinary income or loss on such loans with respect to such taxable year as if they had been sold for that value on that day. In addition, the TRS may further elect to be subject to the mark-to-market regime described above in the event that the TRS is properly classified as a “trader” as opposed to a “dealer” for U.S. federal income tax purposes.
Income Tests
In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year (excluding gross income from sales of inventory or dealer property in “prohibited transactions,” discharge of indebtedness, and certain hedging transactions) generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including, generally, agency securities and certain other types of mortgage-backed securities), “rents from real property,” dividends received from other REITs, and gains from the sale of real property, mortgages on real property, and shares in other REITs, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year (excluding gross income from prohibited transactions, discharge of indebtedness, and certain hedging transactions) must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.
Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. In certain cases, personal property collateral securing a loan that we hold may be treated as real property for purposes of the foregoing rules. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.
We intend to continue to invest primarily in agency securities that are either pass-through certificates or collateralized mortgage obligations (“CMOs”). We expect that the agency securities will be treated either as interests in a grantor trust or as interests in a real estate mortgage investment conduit (“REMIC”) for U.S. federal income tax purposes and that all interest income from our agency securities will be qualifying income for the 95% gross income test. In the case of an agency securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of agency securities treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest rate swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. We expect that substantially all of our income from agency securities will be qualifying income for purposes of the REIT gross income tests.
We purchase and sell agency securities through “to-be-announced” forward contracts (“TBAs”) and recognize income or gains from the disposition of those TBAs, through dollar roll transactions or otherwise, and may continue to do so in the future. While there is no direct authority with respect to the qualification of income or gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test, we treat income and gains from our TBAs as qualifying income for purposes of the 75% gross income test, based on an opinion of Skadden, Arps, Slate, Meagher & Flom LLP substantially to the effect that, for purposes of the 75% REIT gross income test, any gain recognized by us in connection with the settlement of our TBAs should be treated as gain from the sale or disposition of the underlying agency securities. Opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not successfully challenge the conclusions set forth in such opinions. In addition, as noted above, the opinion of Skadden, Arps, Slate, Meagher & Flom LLP is based on various assumptions relating to our TBAs and is conditioned upon fact-based representations and covenants made by our management regarding our TBAs. No assurance can be given that the IRS would not assert that such income is not qualifying income. If the IRS were to successfully challenge the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, we could be subject to a penalty tax or we could fail to qualify as a REIT if a sufficient portion of our income consists of income or gains from the disposition of TBAs.
Rents received by us, if any, will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee's equity.
We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.
Fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally will not be qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by our TRS will not be included for purposes of the gross income tests. Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of both the 75% and 95% gross income tests (i.e., will be excluded from both the numerator and the denominator), provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business, the instrument hedges certain specified risks, such as risks associated with indebtedness issued by us or a pass-through subsidiary that is incurred to acquire or carry “real estate assets” (as described below under “-Asset Tests”), and the instrument is properly identified as a hedge along with the risk that it hedges within prescribed time periods. Income and gain from all other hedging transactions will not be qualifying income for either the 95% or 75% gross income test.
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, including as a result of income and gains from the disposition of TBAs being treated as nonqualifying income for purposes of the 75% gross income test, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “-Taxation of REITs in General,” even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.
Under The Housing and Economic Recovery Tax Act of 2008, the Secretary of the Treasury has been given broad authority to determine whether particular items of gain or income recognized after July 30, 2008, qualify or not under the 75% and 95% gross income tests, or are to be excluded from the measure of gross income for such purposes.
Asset Tests
At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items (including certain money market funds), U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include some kinds of mortgage-backed securities and mortgage loans, debt instruments (whether or not secured by real property) that are issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934), as well as interests in real property and stock of other corporations that qualify as REITs. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.
Second, the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets.
Third, we may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the value prong of the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the value prong of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code.
Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 20% of the value of our total assets.
Fifth, no more than 25% of the total value of our assets may be represented by “nonqualified publicly offered REIT debt instruments” (i.e., real estate assets that would cease to be real estate assets if debt instruments issued by publicly offered REITs were not included in the definition of real estate assets).
Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by a REIT that is not “publicly offered” may not so qualify (such debt, however, will not be treated as “securities” for purposes of the value prong of the 10% asset test, as explained below).
Certain securities will not cause a violation of the value prong of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which term generally excludes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer's outstanding securities. In addition to straight debt, the Internal Revenue

Code provides that certain other securities will not violate the value prong of the 10% asset test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security (including debt securities) issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership's income is of a nature that it would satisfy the 75% gross income test described above under “-Income Tests.” In applying the value prong of the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT's proportionate interest in the equity and certain debt securities issued by that partnership.
We intend to continue to invest primarily in agency securities that are either pass-through certificates or CMOs. We expect that the agency securities will be treated either as interests in grantor trusts or as interests in REMICs for U.S. federal income tax purposes. In the case of an agency securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Such mortgage loans will generally qualify as real estate assets to the extent that they are secured by real property. We expect that substantially all of our agency securities treated as interests in grantor trust will qualify as real estate assets. In the case of agency securities treated as interests in a REMIC, such interests will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the REIT asset and income tests.
To the extent that we hold mortgage participations or mortgage-backed securities that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them might not qualify for purposes of either or both of the REIT income requirements, depending upon the circumstances and the specific structure of the investment. Our ability to invest in those assets may be limited by our intention to qualify as a REIT.
We enter into sale and repurchase agreements under which we nominally sell certain of our investments to a counterparty and simultaneously enter into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. We believe that we will generally be treated for REIT asset and income test purposes as the owner of the collateral that is the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own such collateral during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.
We purchase and sell agency securities through TBAs and may continue to do so in the future. While there is no direct authority with respect to the qualification of TBAs as real estate assets or Government securities for purposes of the 75% asset test, we treat our TBAs as qualifying assets for purposes of the REIT asset tests, based on an opinion of Skadden, Arps, Slate, Meagher & Flom LLP substantially to the effect that, for purposes of the REIT asset tests, our ownership of a TBA should be treated as ownership of the underlying agency securities. Opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not successfully challenge the conclusions set forth in such opinions. In addition, as noted above, the opinion of Skadden, Arps, Slate, Meagher & Flom LLP is based on various assumptions relating to our TBAs and is conditioned upon fact-based representations and covenants made by our management regarding our TBAs. No assurance can be given that the IRS would not assert that such assets are not qualifying assets. If the IRS were to successfully challenge the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, we could be subject to a penalty tax or we could fail to qualify as a REIT if a sufficient portion of our assets consists of TBAs.
No independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.
However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate, and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.
In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT's total assets and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.
If we should fail to satisfy the asset tests at the end of a calendar quarter, including any failure to satisfy the 75% asset test as a result of any investments in TBAs, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.
Annual Distribution Requirements
In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:
(a) the sum of:
(1) 90% of our “REIT taxable income,” computed without regard to our net capital gains and the deduction for dividends paid, and
(2) 90% of our net income, if any, (after tax) from foreclosure property (as described below), minus
(b) the excess of the sum of specified items of non-cash income over 5% of our REIT taxable income, computed without regard to our net capital gains and the deduction for dividends paid.
We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. If we cease to be a “publicly offered REIT,” then in order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.
To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (b) the tax that we paid on their behalf with respect to that income.
To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may, subject to limitations, reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “-Taxation of Stockholders-Taxation of Taxable Domestic Stockholders-Distributions.”
If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, plus (y) the amounts of income we retained and on which we have paid corporate income tax.
It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (a) our actual receipt of cash, including receipt of distributions from any subsidiaries, or the actual payment of deductible expenses and (b) our inclusion of items in income or deduction, as applicable, for U.S. federal income tax purposes. For example, the Code contains various limitations on the deductibility of interest and other expenses and various rules that may accelerate income before the receipt of cash. Other potential sources of non-cash taxable income include:

•	loans or mortgage-backed securities held as assets that are issued or purchased at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and
•
loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash.

In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property. Alternatively, we may declare a taxable distribution payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such distribution may be subject to limitation. In such case, for U.S. federal income tax purposes, the amount of the distribution paid in stock will be equal to the amount of cash that could have been received instead of stock.
We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.
Prohibited Transactions
Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business by us or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid prohibited transaction characterization.
Foreclosure Property
Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. Because we will invest primarily in agency securities, we do not anticipate receiving any income from foreclosure property that does not qualify for purposes of the 75% gross income test.
Derivatives and Hedging Transactions
We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts and options. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into, including gain from the sale, disposition, or termination of such a transaction, will not constitute gross income for purposes of the 75% or 95% gross income test if we properly identify the transaction as specified in applicable Treasury regulations and we enter into such transaction (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests (or any asset that produces such income), or (3) in connection with the extinguishment of indebtedness with respect to which we have entered into a qualified hedging position described in clause (1) or the disposition of property with respect to which we have entered into a qualified hedging position described in clause (2), primarily to manage the risks of such hedging positions. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through our TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in “-Income Tests” and “-Asset Tests.”
If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to most domestic stockholders that are individuals, trusts and estates will generally be taxable at capital gains rates. In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.
Taxation of Stockholders
Taxation of Taxable Domestic Stockholders
Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates for qualified dividends received by most domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);
•	dividends received by the REIT from TRSs or other taxable C corporations; or
•
income subject to tax with respect to the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

In addition, for taxable years that begin after December 31, 2017 and before January 1, 2026, stockholders that are individuals, trusts or estates are generally entitled to a deduction equal to 20% of the aggregate amount of ordinary income dividends received from a REIT (not including capital gain dividends, as described below, or dividends eligible for the reduced rates applicable to “qualified dividend income,” as described above), subject to certain limitations.
Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Internal Revenue Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “-Taxation of AGNC Investment Corp.-Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at reduced maximum federal rates in the case of stockholders that are individuals, trusts and estates, and ordinary income rates in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.
Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions does not exceed the adjusted basis of the stockholder's shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder's shares. To the extent that such distributions exceed the adjusted basis of a stockholder's shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In determining the extent to which a distribution will be treated as being made from our earnings and profits, our earnings and profits will be allocated on a pro rata basis, first to distributions with respect to our preferred stock, and then to our common stock.
In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.
To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may, subject to limitations, reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “-Taxation of AGNC Investment Corp.-Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses generally affect the taxable character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.
Dispositions of AGNC Investment Corp. Stock. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a reduced maximum U.S. federal income tax rate if the stock is held for more than one year, and will be taxed at ordinary income rates if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to U.S. federal income tax at ordinary income rates, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses. Capital losses are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.
If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.
Passive Activity Losses and Investment Interest Limitations. Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital or capital gain dividends, they will be treated as investment income for purposes of computing the investment interest limitation.
Medicare Tax. Certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on all or a portion of their “net investment income,” which includes dividends received from us and capital gains from the sale or other disposition of our common stock.

Taxation of Foreign Stockholders
The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. A “non-U.S. holder” is any person other than:

•	a citizen or resident of the United States;
•
a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or
•
a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.
The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.
In General. For most foreign investors, investment in a REIT that invests principally in mortgage loans and mortgage-backed securities is not the most tax-efficient way to invest in such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most foreign investors to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on REIT dividends under the Internal Revenue Code, and certain foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT dividends under the terms of a bilateral tax treaty between their country of residence and the United States.
Ordinary Dividends. The portion of dividends received by non-U.S. holders that is (1) payable out of our earnings and profits, (2) not attributable to our capital gains and (3) not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty.
In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder's investment in our stock is, or is treated as, effectively connected with the non-U.S. holder's conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at the same rates and in the same manner as domestic stockholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax (unless reduced or eliminated by treaty) in the case of a non-U.S. holder that is a corporation.
Non-Dividend Distributions. Unless our stock constitutes a U.S. real property interest (a “USRPI”), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (a) the stockholder's proportionate share of our earnings and profits, plus (b) the stockholder's basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax may be enforced by a refundable withholding tax at a rate of 15% of the amount by which the distribution exceeds the stockholder's share of our earnings and profits.
Capital Gain Dividends. Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under “-Taxation of Foreign Stockholders-Ordinary Dividends,” for a

discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 21% of the maximum amount that could have been designated as USRPI capital gains dividends. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax (unless reduced or eliminated by treaty) in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder's U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his capital gains.
A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see “-Taxation of Foreign Stockholders-Ordinary Dividends”), if (1) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 10% of that class of stock at any time during the year ending on the date on which the capital gain dividend is received. We anticipate that our common stock will continue to be “regularly traded” on an established securities market.
Dispositions of AGNC Investment Corp. Stock. Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. It is not currently anticipated that our stock will constitute a USRPI. However, we cannot assure you that our stock will not become a USRPI.
Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT, less than 50% of value of which is treated as held directly or indirectly by non-U.S. holders at all times during a specified testing period (after applying certain presumptions regarding the ownership of our stock, as described in Section 897(h)(4)(E) of the Code). We believe that we are, and we will be, a domestically controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. However, no assurance can be given that we are or will remain a domestically controlled qualified investment entity.
In the event that we are not a domestically controlled qualified investment entity, but our stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, a non-U.S. holder's sale of our common stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 10% or less of our outstanding common stock at all times during the five-year period ending on the date of the sale. We expect that our common stock will continue to be regularly traded on an established securities market.
If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a domestic stockholder with respect to such gain, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.
Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder's investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a domestic stockholder with respect to such gain, and a non-U.S. stockholder that is a corporation may also be subject to a branch profits tax at a rate of 30% (unless reduced or eliminated by treaty), or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 10% exception applicable to “regularly traded” stock described above), a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.
Special FIRPTA Rules. Recently enacted amendments to FIRPTA create certain exemptions form FIRPTA and otherwise modify the application of the foregoing FIRPTA rules for particular types of non-U.S. investors, including “qualified foreign pension funds” and their wholly-owned foreign subsidiaries and certain widely held, publicly traded “qualified collective investment vehicles.” Non-U.S. stockholders are urged to consult their own tax advisors regarding the applicability of these or any other special FIRPTA rules to their particular investment in our common stock.
Other Withholding Rules. Legislation enacted in 2010 and existing guidance issued thereunder will require withholding at a rate of 30% on dividends in respect of, and, after December 31, 2018, gross proceeds from the sale of, our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in, or accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and after December 31, 2018, gross proceeds from the sale of, our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (1) certifies that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity's “substantial United States owners,” which the applicable holding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Non-U.S. holders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in our common stock.
Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual's death, the stock will be includable in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.
Non-U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning AGNC Investment Corp. stock.
Taxation of Tax-Exempt Stockholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.
Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.
In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT “closely-held” test, and (2) either (i) one pension trust owns more than 25% of the value of our stock, or (ii) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT.
Tax-exempt stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning AGNC Investment Corp. stock.
Other Tax Considerations
Legislative or Other Actions Affecting REITs
The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, which may result in statutory changes as well as revisions to regulations and interpretations. For example, the recently enacted “Tax Cuts and Jobs Act” (the “Act”) significantly changed the U.S. federal income tax laws applicable to businesses and their owners, including REITs and their shareholders. Technical corrections or other amendments to the Act or administrative guidance interpreting the Act may be forthcoming at any time. We cannot predict the long-term effect of the Act or any future law changes on REITs or their shareholders. Changes to the U.S. federal tax laws and interpretations thereof, whether under the Act or otherwise, could adversely affect an investment in our common stock.
State, Local and Foreign Taxes
We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own properties located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. We may pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, will provide opinions regarding the authorization and validity of the Securities and certain U.S. federal income tax matters. Skadden, Arps, Slate, Meagher & Flom LLP, New York may also provide opinions regarding certain other matters. Any underwriters will also be advised about legal matters by their own counsel, who will be identified in the prospectus supplement.
EXPERTS
The consolidated financial statements of AGNC Investment Corp. appearing in AGNC Investment Corp.’s Annual Report (Form 10-K) for the year ended December 31, 2017, and the effectiveness of AGNC Investment Corp.’s internal control over financial reporting as of December 31, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance on their reports given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy any reports or other information that we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may also receive copies of these documents upon payment of a duplicating fee, by writing to the SEC’s Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room in Washington D.C. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC’s website at http://www.sec.gov. You may also obtain additional information by visiting our website at http://www.agnc.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of this prospectus or any other report or document we file with or furnish to the SEC.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus which has been previously filed, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information included or incorporated by reference in this prospectus. We have filed the documents listed below with the SEC (File No. 001-34057) under the Exchange Act and these documents are incorporated herein by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed on February 26, 2018;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, filed on May 7, 2018;

•	our Current Reports on Form 8-K, filed on April 20, 2018 and May 29, 2018;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017 from our Definitive Proxy Statement on Schedule 14A, filed on March 9, 2018;

•	the description of our common stock set forth in our registration statement on Form 8-A filed on May 9, 2008, and any amendment or report filed for the purpose of updating such description;

•
the description of our depositary shares representing our 7.750% Series B Preferred Stock set forth in our registration statement on Form 8-A filed on May 7, 2014, and any amendment or report filed for the purpose of updating such description; and

•
the description of our depositary shares representing our 7.00% Series C Preferred Stock set forth in our registration statement on Form 8-A filed on August 18, 2017, and any amendment or report filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of the registration statement will be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed document. In addition, all documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of shares hereby will be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, any accompanying prospectus supplement and any previously filed document.
We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than the exhibits to such documents which are not specifically incorporated by reference herein); we will provide this information at no cost to the requester upon written or oral request to AGNC Investment Corp., 2 Bethesda Metro Center, 12th Floor, Bethesda, Maryland 20814, telephone number (301) 968-9300.

Depositary Shares
Each Representing a 1/1,000th Interest in a Share of
% Series D Fixed-to-Floating Cumulative Redeemable Preferred Stock
(Liquidation Preference Equivalent to $25.00 Per Depositary Share)
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PRELIMINARY PROSPECTUS SUPPLEMENT

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Joint Book-Running Managers

Morgan Stanley	BofA Merrill Lynch	J.P. Morgan	RBC Capital Markets	UBS Investment Bank	Keefe, Bruyette & Woods
A Stifel Company
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Co-Manager

Citigroup
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February , 2019